INDENTURE OF MORTGAGE AND SECURITY AGREEMENT
                             (Senior Note Mortgage)

                         TRUMP'S CASTLE ASSOCIATES, L.P.
                                Mortgagor/Debtor
                                       and
                          TRUMP'S CASTLE FUNDING, INC.,
                             Mortgagee/Secured Party

                           Dated as of April 17, 1998

                                     Record and Return to:

                                     Robert L. Nutt, Esq.
                                     Ropes & Gray
                                     One International Place
                                     Boston, Massachusetts  02110-2624

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                                TABLE OF CONTENTS
                                                                            Page
                                                                            ----

ARTICLE ONE   DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION.......8

   Section 1.1.  Definitions.................................................8
   Section 1.2.  Notices....................................................18
   Section 1.3.  Form and Contents of Documents Delivered to Mortgagee......19
   Section 1.4.  Compliance Certificates and Opinions.......................20
   Section 1.5.  Effect of Headings and Table of Contents...................21
   Section 1.6.  Successors and Assigns & Amendments........................21
   Section 1.7.  Separability Clause........................................21
   Section 1.8.  Benefits of Mortgage.......................................21
   Section 1.9.  Governing Law..............................................22
   Section 1.10. Limitation on Liability....................................22
   Section 1.11. Provisions Required by Senior Note Indenture...............22
   Section 1.12. References to Mortgagee and/or to Trustee; Rights of
                     Trustee................................................22
   Section 1.13. Mortgage Subject to Casino Control Act.....................24
   Section 1.14. Discharge of Lien..........................................24
   Section 1.15. General Application........................................25
   Section 1.16. Senior Note Mortgage Deemed to be Security Agreement.......25
   Section 1.17. No Duplication of Notices or Payments......................25

ARTICLE TWO   RELEASE; SUBORDINATION........................................26

   Section 2.1.  Possession by Mortgagor....................................26
   Section 2.2.  Obsolete Property..........................................26
   Section 2.3.  F,F&E Financing Agreement..................................27

ARTICLE THREE    REMEDIES...................................................28

   Section 3.1.  Events of Default..........................................28
   Section 3.2.  Acceleration of Maturity; Rescision and Annulment..........29
   Section 3.3.  Application of Moneys Received by Mortgagee................30
   Section 3.4.  Restoration of Rights and Remedies.........................30
   Section 3.5.  Rights and Remedies Cumulative.............................30
   Section 3.6.  Delay or Omission Not Waiver...............................30
   Section 3.7.  Undertaking for Costs......................................31
   Section 3.8.  Waiver of Appraisement and Other Laws......................31
   Section 3.9.  Entry......................................................31
   Section 3.10. Power of Sale; Suits for Enforcement.......................32
   Section 3.11. Incidents of Sale..........................................32
   Section 3.12. Receiver...................................................33
   Section 3.13. Suits to Protect the Trust Estate..........................34


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   Section 3.14. Management of the Premises.................................34

ARTICLE FOUR   CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE.........34

   Section 4.1.  Consolidation, Merger, Conveyance or Transfer only on
                     Certain Terms..........................................34
   Section 4.2.  Successor Entity Substituted...............................34

ARTICLE FIVE   COVENANTS AND REPRESENTATIONS OF MORTGAGOR...................35

   Section 5.1.  Payment of Principal, Premium and Interest.................35
   Section 5.2.  F,F&E Financing Agreements.................................35
   Section 5.3.  Limitations on Liens and Transfers.........................35
   Section 5.4.  Environmental..............................................36
   Section 5.5.  Warranty of Leasehold Estate and Title.....................39
   Section 5.6.  After-Acquired Property; Further Assurances: Recording.....41
   Section 5.7.  Payment of Taxes and Certain Claims; Maintenance of
                     Properties; Compliance with Legal Requirement and
                     Insurance Requirements.................................42
   Section 5.8.  Permitted Contests.........................................44
   Section 5.9.  Mechanics' and Other Liens.................................44
   Section 5.10. To Insure..................................................44
   Section 5.11. Limitations on Building Demolition, Alterations,
                     Improvements and New Construction......................51
   Section 5.12. Leases.....................................................53
   Section 5.13. Compliance Certificates....................................54
   Section 5.14. To Keep Books; Inspection by Mortgagee.....................55
   Section 5.15. Advances by Mortgagee......................................55
   Section 5.16. Waiver of Stay, Extension or Usury Laws....................55
   Section 5.17. Eminent Domain.............................................56
   Section 5.18. Facility Team..............................................57
   Section 5.19. Indemnification............................................61
   Section 5.20. TCHI Mortgages.............................................62

SCHEDULE 1    -  OWNED LAND................................................1-1
SCHEDULE 2    -  LEASED LAND...............................................2-1
SCHEDULE 3    -  EXISTING ENCUMBRANCES.....................................3-1
SCHEDULE 4    -  FORM OF NON-DISTURBANCE AND ATTORNMENT AGREEMENT..........4-1


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                 INDENTURE OF MORTGAGE AND SECURITY AGREEMENT

            INDENTURE OF MORTGAGE AND SECURITY AGREEMENT ("Senior Note Mortgage" or "Mortgage"), dated as of April 17, 1998 between TRUMP'S CASTLE ASSOCIATES, L.P. a New Jersey limited partnership having an office at Brigantine Boulevard and Huron Avenue. Atlantic City, New Jersey 08401 ("Mortgagor"), and TRUMP'S CASTLE FUNDING, INC., a New Jersey corporation having an office at Brigantine Boulevard and Huron Avenue, Atlantic City, New Jersey 08401 ("Mortgagee").

                                   Witnesseth:

            In consideration of $10.00 in hand paid by Mortgagee to Mortgagor and for other good and valuable consideration, the receipt and sufficiency whereof is hereby acknowledged, and in order to secure (i) the payment of the principal amount (and premium, if any) of the Senior Partnership Note, in lawful money of the United States, to be paid in accordance with the provisions thereof (and of all modifications, extensions, and renewals thereof), all of which provisions are hereby made an integral part hereof as though set forth at length herein; (ii) payment of interest (including, without limitation, interest on all overdue principal and premium, if any) becoming due under the provisions of the Senior Partnership Note; (iii) payment by Mortgagor to Mortgagee of all sums expended or advanced by Mortgagee pursuant to any term or provision of this Senior Note Mortgage; (iv) performance of each covenant, term, condition and agreement of Mortgagor herein or in the Senior Partnership Note contained; (v) all costs and expenses, including, without limitation, reasonable counsel fees and expenses as provided in Section 3.7 of this Mortgage, which may arise in respect of the Senior Partnership Note and this Senior Note Mortgage or of the obligations secured hereby; and (vi) performance and observance of all of the provisions herein contained, Mortgagor has executed and delivered this Senior Note Mortgage and has bargained, sold, alienated, mortgaged, pledged, released, conveyed and confirmed unto Mortgagee and its successors hereunder and assigns forever, and does hereby grant to Mortgagee and its successors a security interest in and to, all of Mortgagor's right, title and interest in, to and under all of the following described property and the proceeds thereof:

                                GRANTING CLAUSES

                              Granting Clause First

            All of the property, rights, title, interest, privileges and franchises particularly described in annexed Schedule 1 (the "Owned Land"), which Schedule is hereby made a part of, and deemed to be described in, this Granting

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Clause as fully as if set forth in this Granting Clause at length.

                             Granting Clause Second

            [Intentionally omitted]

                              Granting Clause Third

            All of the property, rights, title, interest, privileges and franchises of Mortgagor as lessee under all Facility Leases (including, to the extent permissible under the Marina Lease, the Marina Lease), together with (i) all credits, deposits, privileges and rights of Mortgagor as lessee under the Facility Leases, now or at any time existing, (ii) the leaseholds and the leasehold estates created by the Facility Leases and (iii) all of the estates, rights, titles, claims or demands whatsoever of Mortgagor, either in law or in equity, in possession or in expectancy, of, in and to the Facility Leases and the Leased Facilities (including, but not limited to, the Leased Land as particularly described in annexed Schedule 2), together with (x) any and all other, further or additional title, estates, interests or rights which may at any time be acquired by Mortgagor in or to the Leased Facilities or any part thereof, and Mortgagor expressly agrees that if Mortgagor shall, at any time prior to payment in full of all indebtedness secured hereby, acquire fee simple title or any other greater estate to the Leased Facilities, the lien of this Mortgage, subject to Permitted Encumbrances, shall attach, extend to, cover and be a lien upon such fee simple title or other greater estate and thereupon the lien of this Mortgage, subject to Permitted Encumbrances, shall be prior to the lien of any mortgage or deed of trust placed on such acquired title, estate, interest or right subsequent to the date of this Mortgage and (y) any right to possession or statutory term of years derived from, or incident to, the Facility Leases pursuant to Section 365(h) of the Code or any Comparable Provision.

                             Granting Clause Fourth

            All of the rents, issues, profits, revenues, accounts, accounts receivable and other income and proceeds (including, without limitation, all rents, fees, charges, accounts, issues, profits, revenues and payments for or from (a) the use or occupancy of the rooms and other public facilities in the Hotel and (b) the operation of the Casino) of the property subjected or required to be subjected to the lien of this Mortgage, including, without limitation, the property described in Granting Clauses First, Third and Seventh (said property described in Granting Clauses First, Third and Seventh and similar other property subjected or required to be subjected to the lien of this Mortgage, together with all such rents, issues, profits, revenues, accounts, accounts receivable and other income and proceeds therefrom is hereinafter collectively referred to as the "Premises") and all of the estate, right, title and interest of every


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nature whatsoever of Mortgagor in and to the same and every part thereof.

                              Granting Clause Fifth

            All of the rights of Mortgagor as lessor under the Leases in effect on the date of execution of this Mortgage or hereafter entered into by Mortgagor, including modifications, extensions and renewals of all of the same, and the immediate and continuing right as security after the occurrence, and during the continuance, of an Event of Default, to (a) make claim for, collect, receive and receipt for (and to apply the same as provided herein) any and all rents, fees, charges, income, revenues, issues, profits, security and other sums of money payable or receivable thereunder or pursuant thereto, and all proceeds thereof, whether payable as rent, insurance proceeds, condemnation awards, security or otherwise and whether payable prior to or subsequent to the Stated Maturity of the Senior Partnership Note, (b) receive and give notices and consents thereunder, (c) bring actions and proceedings thereunder or for the enforcement thereof, (d) make waivers and agreements thereunder or with respect thereto, (e) take such action upon the happening of a default under any Lease, including the commencement, conduct and consummation of any proceedings at law or in equity as shall be permitted by any provision of any Lease, and (f) do any and all things which Mortgagor or any lessor is or may become entitled to do under the Leases; provided that, except as may be set forth to the contrary herein, the assignment made by this Granting Clause Fifth shall not impair or diminish any right, privilege or obligation of Mortgagor under the Leases nor shall any such obligation be imposed upon Mortgagee.

                              Granting Clause Sixth

            Without limiting the generality of the provisions of Granting Clause Fourth, all of Mortgagor's rights, title, interest, privileges and franchises in and to the following, now owned or hereafter acquired by Mortgagor, to the extent of Mortgagor's interest therein and thereto and to the extent assignable (collectively, "Operating Assets"):

            (a) bookings for the use of guest rooms, banquet facilities, meeting rooms at the Casino Hotel or at any other improvements now or hereafter located on any of the Land;

            (b) all contracts respecting utility services for, and the maintenance, operations, or equipping of, the Premises, including guaranties and warranties relating thereto;

            (c) the Permits;

            (d) all contract rights, leases (whether with respect to real property, personal property or both real and personal property), concessions, trademarks, trade names, service marks, logos, copyrights, warranties and other items of intangible personal property, and any


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and all good will associated with the same, relating to the ownership or operation of the Casino Hotel or of any other improvements now or hereafter located on any of the Land, including, without limitation, (1) employment contracts with officers and other employees of Mortgagor, (2) telephone and other communication numbers, (3) all software licensing agreements as are required to operate computer software systems at the Casino Hotel or at any other improvements now or hereafter located on any of the Land and books and records relating to the software programs and (4) Mortgagor's interest under leases of Tangible Personal Property;

            (e) all contracts, purchase orders, requisitions and agreements entered into by or on behalf of Mortgagor or which have been assigned to Mortgagor, for the design, construction, and furnishing of the Casino Hotel or of any other improvements now or hereafter located on any of the Land, including, without limitation, architect's agreements, engineering agreements, construction contracts, consulting agreements and agreements or purchase orders for all items of Tangible Personal Property and payment and performance bonds in favor of Mortgagor in connection with the Trust Estate (and all warranties and guarantees thereunder and warranties and guarantees of any subcontractor and bond issued in connection with the work to be performed by any subcontractor);

            (f) the following personal property (the "Tangible Personal Property") now or hereafter acquired by Mortgagor (directly or by way of lease) which is located on, or to be located on, or which is in use or held in reserve storage for future use in connection with the gaming or other operations of, the Casino Hotel or of any other improvements now or hereafter located on any of the Land, which is on hand or on order whether stored on-site or off-site:

                  (i) all furniture, furnishings, equipment, machinery, lighting, apparatus (both interior and exterior), appliances, fixtures and fittings and other articles of tangible personal property;

                  (ii) all slot machines, electronic gaming devices, crap tables, blackjack tables, poker tables, roulette tables, baccarat tables, big six wheels and other gaming tables, and all furnishings and equipment to be used in connection with the operation thereof;

                  (iii) all cards, dice, gaming chips and plaques, tokens, chip racks, dealing shoes, dice cups, dice sticks, layouts, paddles, roulette balls and other consumable supplies and items;

                  (iv) all china, glassware, linens, kitchen utensils, silverware and uniforms;

                  (v) all consumables and operating supplies of every kind and nature, including, without limitation, accounting supplies, guest supplies, forms. printing, stationery, food and beverage stock, bar supplies, laundry supplies and brochures to existing purchase


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      orders;

                  (vi) all upholstery material, carpets and rugs, beds, bureaus, chiffoniers, chairs, chests, desks, bookcases, tables, curtains, hangings, pictures, divans, couches, ornaments, bars, bar fixtures, safes, stoves, ranges, refrigerators, radios, televisions, clocks; electrical equipment, lamps, mirrors, heating and lighting fixtures and equipment, ice machines, air conditioning machines, fire prevention and extinguishing apparatus, laundry machines, and all similar and related articles used in bedrooms, sitting rooms, bathrooms, boudoirs, halls, closets, kitchens, dining rooms, offices, lobbies, basements and cellars in the Casino Hotel and in any other improvements now or hereafter located on any of the Land;

                  (vii) all sets and scenery, costumes, props and other items of tangible personal property on hand or on order for use in the production of shows in any showroom, convention space, exhibition hall, or sports and entertainment arena of the Casino Hotel or in any other improvements now or hereafter located on any of the Land; and

                  (viii) all cars, limousines, vans, buses, trucks and other vehicles owned or leased by Mortgagor for use in connection with the operation of the Premises, together with all equipment, parts and supplies used to service, repair, maintain and equip the foregoing;

            (g) all drawings, designs, plans and specifications prepared by architects, engineers, interior designers, landscape designers and any other professionals or consultants for the design, development, construction and/or improvement of the Casino Hotel, or for any other development of the Premises, as amended from time to time;

            (h) any administrative and judicial proceedings initiated by Mortgagor, or in which Mortgagor has intervened, concerning the Premises, and agreements, if any, which are the subject matter of such proceedings;

            (i) any customer lists utilized by Mortgagor including lists of transient guests and restaurant and bar patrons and "high roller" lists; and

            (j) all of the good will in connection with the assets listed in this Granting Clause Sixth and in connection with the operation of the Premises.

            Except as may be set forth to the contrary herein, the assignment made by this Granting Clause Sixth shall not impair or diminish any right, privilege or obligation of Mortgagor with respect to the Operating Assets, nor shall any such obligation be imposed on Mortgagee.

                             Granting Clause Seventh


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            (a) All of Mortgagor's rights, title, interest, privileges and franchises, if any, in and to all buildings, structures (surface and subsurface), and other improvements of every kind and description, including, without limitation, all pedestrian bridges, entrance-ways, parking lots, plazas, curb-cuts, walkways, driveways and landscaping and such fixtures as constitute real property, now or hereafter erected or placed on the Land or on any other land or any interest therein hereafter acquired by Mortgagor and all of Mortgagor's rights, title, interest, privileges and franchises in and to all fixtures and articles of personal property now or hereafter attached to or contained in and used in connection with such buildings and improvements, including, without limitation, all apparatus, furniture, furnishings, lighting equipment, electronic billboards, machinery, motors, elevators, fittings, radiators, cooking ranges, ice boxes, ice machines, printing presses, mirrors, bars, mechanical refrigerators, furnaces, coal and oil burning apparatus, wall cabinets, machinery, generators, partitions, steam and hot water boilers, lighting and power plants, pipes, plumbing, radiators, sinks, bath tubs, water closets, gas and electrical fixtures, awnings, shades, screens, blinds, dishwashers, freezers, vacuum cleaning systems, office equipment and other furnishings, and all plumbing, heating, lighting, cooking, laundry, ventilating, incinerating, air-conditioning and sprinkler equipment or other fire prevention or extinguishing apparatus and material, and fixtures and appurtenances thereto; and all renewals or replacements thereof or articles in substitution therefor, whether or not the same are or shall be attached to the Land, any other land or any interest therein hereafter acquired by Mortgagor or to any such buildings and improvements thereon, in any manner.

            (b) All of Mortgagor's rights, title, interest, privileges and franchises in and to all other property, real, personal or mixed (other than Excepted Property), of every kind and description and wheresoever situate, now owned or which may be hereafter acquired by Mortgagor, it being the intention hereof that all property, interests, rights, privileges and franchises now owned by Mortgagor or acquired by Mortgagor after the date hereof (other than Excepted Property) shall be as fully embraced within and subjected to the lien hereof as if such property were specifically described herein.

                                    * * *

            TOGETHER with all of Mortgagor's right, title and interest in and to any and all mineral and water rights and any title or reversion, in and to the beds of the ways, streets, avenues and alleys adjoining the Premises to the center line thereof and in and to all strips, gaps and gores adjoining the Premises on all sides thereof; and

            TOGETHER with any and all of Mortgagor's right, title and interest in and to the tenements, hereditaments, easements, appurtenances, passages, waters, water courses, riparian rights, other rights, liberties and privileges thereof or in any way now or hereafter appertaining to the Premises, including, without limitation, any other claim at law or in equity as well as any after-acquired title, franchise or license and the reversion and reversions and remainder and remainders thereof; and


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            TOGETHER with any and all awards and other compensation heretofore or hereafter to be made to the present and all subsequent owners of the Trust Estate for any taking by eminent domain, either permanent or temporary, of all or any part of the Trust Estate or any easement or appurtenances thereof, including severance and consequential damage and change in grade of streets, all in accordance with and subject to the provisions of the Superior Instrument Requirements and Section 5.17; and

            TOGETHER with any and all proceeds of any unearned premiums on any insurance policies described in Section 5.10, and the right to receive and apply the proceeds of any insurance, judgments, or settlements made in lieu thereof, for damage to the Trust Estate or otherwise, all in accordance with and subject to the provisions of Section 5.10 and the Superior Instrument Requirements; and

            TOGETHER with all proceeds of every kind and nature, and all products of every kind and nature, of any of the foregoing property, rights, title, interests, privileges, franchises and other assets described in Granting Clauses First through Seventh or in any of the other clauses thereafter.

            The foregoing shall include, whether or not specifically identified in one or more instances, all such property, rights, title, interests, privileges, franchises and other assets now owned and/or hereafter existing.

            EXCLUDING, with respect to all of the hereinabove granted property, rights, title, interest, privileges and franchises described in Granting Clauses First through Seventh or in the six immediately preceding paragraphs, all Excepted Property now or hereafter existing.

            TO HAVE AND TO HOLD all of said Premises, Leases, Facility Leases, Operating Assets, properties, options, credits, deposits, rights, privileges and franchises of every kind and description, real, personal or mixed, hereby and hereafter granted, bargained, sold, alienated, assigned, transferred, hypothecated, pledged, released, conveyed, mortgaged, or confirmed as aforesaid, or intended, agreed or covenanted so to be, together with all the appurtenances thereto appertaining (said Premises, Leases, Facility Leases, Operating Assets, properties, options, credits, deposits, rights, privileges and franchises, other than Excepted Property now or hereafter existing, being herein collectively called the "Trust Estate") unto Mortgagee and its successors and assigns forever.

            PROVIDED, HOWEVER, that the lien of this Senior Note Mortgage upon the Trust Estate shall rank pari passu with the lien of the Senior Guarantee Mortgage, the lien of the TCHI Note Guarantee Mortgage, the Senior Partnership Upstream Mortgage and the lien of any other Working Capital Facility Mortgage.


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            BUT IN TRUST, NEVERTHELESS, for the ratable benefit and security of the Holders.

            UPON CONDITION that, until the happening of an Event of Default, Mortgagor shall be permitted to possess and use the Trust Estate, and to receive and use the rents, issues, profits, revenues and other income of the Trust Estate.

            AND IT IS HEREBY COVENANTED AND DECLARED that the Trust Estate is to be held and applied by Mortgagee, subject to the further covenants, conditions and trusts hereinafter set forth, and Mortgagor does hereby covenant and agree to and with Mortgagee, for the ratable benefit of the Holders, as follows:

                                   ARTICLE ONE

                       DEFINITIONS AND OTHER PROVISIONS OF
                               GENERAL APPLICATION

Section 1.1. Definitions.

            For all purposes of this Senior Note Mortgage, except as otherwise expressly provided or unless the context otherwise requires:

            (a) the terms defined in this Article One have the meanings assigned to them in this Article One and include the plural as well as the singular;

            (b) all accounting terms not otherwise defined herein have the meanings assigned to them, and all computations herein provided for shall be made, in accordance with generally accepted accounting principles in effect on the date hereof consistently applied; and

            (c) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Mortgage as a whole and not to any particular Article, Section or other subdivision.

            "Affiliate" has the meaning set forth in Section 1.1 of the Senior
Note Indenture.

            "Alterations" has the meaning set forth in Section 5.11.

            "Appraised Value" means the fair market value of the Casino Hotel, and of all other property now or hereafter owned or leased by Mortgagor and subject to the lien of this Mortgage, as determined by an independent Appraiser on the basis of an appraisal in conformity with the criteria set forth at 12 C.F.R. ss. 564.4 or such similar published policy or regulation as from time to time governs real estate related transactions by institutions regulated


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by the Office of Thrift Supervision; provided, that the value of the Casino
Hotel and such other property shall not include the value of (i) any furniture, fixtures and equipment therein to the extent of the Outstanding Amount of any Indebtedness secured by any F,F&E Financing Agreements with respect thereto and
(ii) any Excepted Property.

            "Appraiser" means a "state certified appraiser" as defined in 12 C.F.R. ss. 564.2(i) who is (i) of recognized standing among appraisers of properties similar to the Casino Hotel and (ii) experienced in the appraisals of properties of a similar size and scope to that of the Casino Hotel, selected by Mortgagor.

            "Architect" means an Independent Person selected by Mortgagor and licensed as an architect in the State of New Jersey.

            "Casino" means that portion of the Casino Hotel used for gaming and related activities.

            "Casino Hotel" means the casino and hotel complex currently known as the "Trump's Marina Hotel Casino" in Atlantic City, New Jersey, and ancillary structures and facilities located on the Premises (other than the property covered by the Marina Lease) and all furniture, fixtures and equipment at any time contained therein in each case owned by or leased to Mortgagor.

            "Casualty" means any act or occurrence of any kind or nature which results in damage, loss or destruction to any buildings or improvements on the Premises and/or Tangible Personal Property.

            "Certificate of Appraised Value" means the certificate of an Independent Appraiser stating the Appraised Value.

            "Code" means the Federal Bankruptcy Code, Title 11 of the United States Code, as amended.

            "Company" means Trump's Castle Funding, Inc., a corporation incorporated under the laws of the State of New Jersey, or any other obligor on the Senior Notes (other than Mortgagor).

            "Comparable Provision" has the meaning set forth in Section 5.18.

            "Default" means any event which is, or after notice or lapse of time or both would be, an Event of Default. Without limiting the generality of the previous provisions of this definition, the term "Default" shall include the occurrence of an event as to which a notice of default has been given to Mortgagor under any Facility Lease by a Lessor which has not yet been cured.


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            "Event of Default" has the meaning set forth in Section 3.1.

            "Excepted Property" means:

            (1) the personal property owned by lessees under Leases and the personal property of any Hotel guests;

            (2) trade names, intellectual property rights and other rights and interests in and to the use of the terms "Trump's Castle," "Trump," "Trump's Castle Casino Resort", "Trump Marina", "Trump Marina Hotel Casino", "Donald J. Trump," "Donald Trump" or related variations thereof;

            (3) any property deemed to be Excepted Property pursuant to the provisions of Section 2.3;

            (4) counterchecks, cash and any other property to the extent that the granting of a security interest therein is prohibited by the New Jersey Casino Control Act and the regulations promulgated thereunder;

            (5) any property acquired pursuant to secured purchase-money indebtedness permitted under clause "h" of the definition of "Permitted Indebtedness" in the Senior Note Indenture; and

            (6) all equity interests in any Person now owned or hereafter acquired by Mortgagor (including, without limitation, the capital stock of the Company) which are required to be pledged under the indenture (as the same may be amended, modified, supplemented or restated) relating to the 15 1/2% senior secured notes due 2005 of Trump Hotels & Casino Resorts Holdings, L.P.
and Trump Hotels & Casino Resorts Funding, Inc.

            "Existing Encumbrances" means the matters set forth in Schedule 3 hereto.

            "Facility Leases" means, collectively:

            (1) the Marina Lease;

            (2) any leases other than Capital Lease Obligations and the Marina Lease where Mortgagor is tenant or sub-tenant; provided, however, that the aggregate fixed rental payments paid or accrued for any period of four consecutive fiscal quarters commencing after the date hereof under all such leases (including payments required to be made by the lessee in respect of taxes and insurance, whether or not denominated as rent), shall not exceed for such period (a) $2,000,000 or (b) $7,500,000 following the time at which Mortgagor shall have achieved EBITDA for any period of four consecutive quarters in an amount not less than $45.0 million; provided, further, that the Mortgagor may designate certain such leases which are not material to the operations of the Casino Hotel and which have aggregate fixed rental payments (including payments required to be made by the lessee in respect of taxes and insurance, whether or not denominated as rent) not exceeding an aggregate of $300,000 per year to be excluded from the leases covered by this clause (2); and

            (3) any and all modifications, extensions and renewals of the leases described in clauses (1) and (2) above, to the extent the same are permitted under Section 5.18.

            "F,F&E Financing Agreement" has the meaning set forth in Section 1.1 of the Senior Note Indenture.

            "Full Insurable Value" means the actual replacement cost (excluding the costs of foundation, footing, excavation, paving, landscaping and other similar, noninsurable improvements) of the insurable properties in question.

            "Holder" has the meaning set forth in Section 1.1 of the Senior Note Indenture.

            "Hotel" means that portion of the Casino Hotel not included within the Casino.

            "Impositions" has the meaning set forth in Section 5.7.

            "Indebtedness" has the meaning set forth in Section 1.1 of the Senior Note Indenture.

            "Independent" when used with respect to any specified Person means such a Person who (i) is in fact independent, (ii) does not have any direct financial interest or any material indirect financial interest in Mortgagor or in any other obligor upon the Senior Partnership Note or in any Affiliate of Mortgagor or of such other obligor and (iii) is not connected with Mortgagor or such other obligor or any Affiliate of Mortgagor or such other obligor as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions. Whenever it is herein provided that any independent Person's opinion or certificate shall be furnished to Mortgagee, such opinion or certificate shall state that the signer has read this definition and that the signer is Independent within the meaning thereof. A Person who is performing or who has performed services as an independent contractor to any specified Person shall not be considered not Independent merely by reason of the fact that such Person is performing or has performed such services.

            "Insurance Amount" has the meaning set forth in Section 5.10(a)(i).

            "Insurance Requirements" means all terms of any insurance policy covering or applicable to the Trust Estate or any part thereof, all requirements of the issuer of any such policy, and all orders, rules, regulations and other requirements of the National Board of Fire Underwriters (or any other body exercising similar functions) applicable to or affecting the Trust Estate or any part thereof or any use or condition of the Trust Estate or any part thereof

            "Insurance Trustee" means the Trustee or, if the Trustee so elects, any bank, trust company or insurance company with a net worth in excess of $100,000,000, designated by the Trustee.

            "Insurer" means (i) an insurance company or companies selected by Mortgagor authorized to issue insurance in the State of New Jersey with an A.M. Best rating level of A minus or better and an A.M. Best financial size category of VIII or better or (ii) Lloyds of London so long as its financial capacity is not such that prudent owners of first-class casino and hotel complexes in Atlantic City, New Jersey would be unwilling to accept Lloyds of London; provided, that with respect to the insurance required to be maintained pursuant to Section 5.10(a)(i), up to 1.0% of the total amount of such insurance in excess of the first $10,000,000 thereof may be maintained with an insurance company or companies not meeting the foregoing A.M. Best rating level and/or A.M. Best financial size categories; and Provided, further, that Mortgagor shall in all events use commercially reasonable efforts to obtain insurance issued by insurance companies having an A.M. Best rating level of better than A minus.

            "Land" means, collectively, the Owned Land and the Leased Land.

            "Lease" means each lease or sublease (made by Mortgagor, as lessor or sublessor, as the case may be) of any space in any building or buildings, an interest in which building or buildings constitutes a part of the Trust Estate, including every agreement relating thereto or entered into in connection therewith and every guarantee of the performance and observance of the covenants, conditions and agreements to be performed by the lessee or sublessee under any such lease or sublease. For purposes hereof, the term "Lease" shall include any license agreement, concession agreement or other occupancy agreement. Notwithstanding the foregoing, the term "Lease" shall not include any transient room rentals.

            "Leased Facilities" means, collectively, the Leased Land and any buildings and improvements now or hereafter located thereon.

            "Leased Land" means, collectively, the Marina Lease and any other land that is now or hereafter subject to a Facility Lease.

            "Legal Requirements" means all laws, statutes, codes, acts, ordinances, orders, judgments, decrees, injunctions, rules, regulations, permits, licenses, authorizations, directions and requirements (including, without limitation, the New Jersey Casino Control Act, the New Jersey Industrial Site Recovery Act and the New Jersey Spill Compensation and Control Act of 1976) of all governments, departments, commissions, boards, courts, authorities, agencies, officials and officers, of governments, federal, state and municipal (including, without limitation, the New Jersey Department of Environmental Protection, the Atlantic City Bureau of Investigations, the Division of Gaming Enforcement of the State of New Jersey, and the Casino Control Commission of the State of New Jersey), foreseen or unforeseen, ordinary or extraordinary. which now are or at any time hereafter become applicable to the Trust Estate or any part thereof, or any of the adjoining sidewalks, or any use or condition of the Trust Estate or any part thereof, including. without limitation, the use of the Casino Hotel as a gaming or gambling facility.

            "Lessors" means the lessors under the Facility Leases.

            "Marina Lease" means the lease agreement made September 1, 1990 between the State of New Jersey, as Landlord, and Mortgagor, as tenant, respecting property known as the Senator Frank S. Farley State Marina, Atlantic City, New Jersey, being designated as a portion of Block B4, Lot 11 on the tax map of the City of Atlantic City, Atlantic County, New Jersey, as more particularly described on Schedule A appended hereto and made a part hereof, together with all amendments, restatements, extensions and renewals of said lease agreement, a memorandum of which Lease was recorded June 2, 1992 in the Atlantic County Registry of Deeds in Book 5365, Page 21 1.

            "Maturity" when used with respect to any Indebtedness means the date on which the principal (or any portion thereof) of such Indebtedness becomes due and payable as therein or herein provided, whether at the Stated Maturity, upon acceleration, optional redemption, required repurchase, scheduled principal payment or otherwise.

            "Mortgage Documents" has the meaning set forth in Section 1.1 of the Mortgage Note Indenture.

            "Mortgage Note Indenture" means that certain indenture dated as of December 28, 1993 among the Company, as issuer, the Mortgagor, as guarantor, and First Bank National Association (now known as U.S. Bank National Association), as trustee, as it may be amended from time to time, relating to the Company's Mortgage Notes.

            "Mortgage Notes" means the 11-3/4% Mortgage Notes due 2003 issued by the Company pursuant to the Mortgage Note Indenture.

            "Mortgagee" has the meaning set forth in the first paragraph of this instrument and its successors and assigns.

            "Mortgages" mean the Senior Guarantee Mortgage, the Senior Note Mortgage, the TCHI Note Mortgage and the Senior Partnership Upstream Note Mortgage.

            "Mortgagor" means the Person named as "Mortgagor" in the first paragraph Of this instrument until a successor entity shall have become such pursuant to the applicable provisions of this Mortgage, and thereafter, except to the extent otherwise contemplated by Section 4.2, "Mortgagor" shall mean such successor entity exclusively.

            "Mortgagor Order" and "Mortgagor Request" mean, respectively, a written order or request signed with a Mortgagor Signature and delivered to Mortgagee.

            "Mortgagor Signature" means the signature of the President or a Vice President or a general partner of Mortgagor.

            "Mortgagor's Certificate" means a certificate signed with a Mortgagor Signature and delivered to Mortgagee.

            "Notices" has the meaning set forth in Section 1.2.

            "Operating Assets" has the meaning set forth in Granting Clause
Sixth.

            "Opinion of Counsel" means a written opinion of counsel who may (except as otherwise expressly provided in this Mortgage) be an employee of Mortgagor or of an Affiliate of Mortgagor.

            "Original Policy" means the ALTA Loan Policies of Title Insurance issued by First American Title Insurance Company, Chicago Title Insurance Company and Commonwealth Land Title Insurance Company, pursuant to Title Commitment No. L980366, dated the date hereof.

            "Outstanding Amount" has the meaning set forth in Section 1.1 of the Senior Note Indenture.

            "Owned Land" has the meaning set forth in Granting Clause First.

            "Permits" means all licenses, franchises, authorizations, statements of compliance, certificates of operation, certificates of occupancy. and permits required for the lawful ownership, occupancy, operation and use of all or a material portion of the Premises whether held by Mortgagor or any other Person (which may be temporary or permanent) (including, without limitation, those required for the use of the Casino Hotel as a licensed casino facility), in accordance with all applicable Legal Requirements.

            "Permitted Encumbrances" means:

            (1) liens for taxes, assessments, or governmental charges not yet due and payable, or if due and payable not delinquent, to the extent that any fine, penalty, interest or cost may be added for nonpayment thereof;

            (2) Existing Encumbrances;

            (3) F,F&E Financing Agreements permitted by the Senior Note Indenture or the TCHI

Note Indenture;

            (4) the liens of the Trustee provided for in Section 6.6 of the Senior Note Indenture or the TCHI Note Indenture and of the trustees under the corresponding sections of the Mortgage Note Indenture and the PIK Note Indenture;

            (5) any lien or encumbrance which, under the provisions of Section 5.7, constitutes a Permitted Encumbrance;

            (6) Restricted Encumbrances;

            (7) Working Capital Facility Mortgage (including the TCHI Note Guarantee Mortgage and the Senior Partnership Upstream Note Mortgage);

            (8) the liens of the Mortgage Documents;

            (9) the liens of the Mortgages and any rights granted as provided therein;

            (10) any lien or encumbrance permitted under Section 5.3 of this Mortgage;

            (11) any lien or encumbrance securing purchase money indebtedness permitted by the Senior Note Indenture and the TCHI Note Indenture;

            (12) modifications, refinancings, extension, renewals or replacements, in whole or in part, of the liens described in clauses (2) through
(11) of this definition to the extent permitted by the Senior Note Indenture and the TCHI Note Indenture; and

            (13) any Facility Lease now existing or hereafter entered into.

            "Person" means any individual, corporation, limited or general partnership, joint venture, association, joint stock company, trust, unincorporated organization or any other entity or government or any agency or political subdivision thereof.

            "PIK Note Indenture" means that certain indenture dated as of December 28, 1993 among the Company, as issuer, the Mortgagor, as guarantor, and First Bank National Association (now known as U.S. Bank National Association), as trustee, as it may be amended from time to time, relating to the Company's PIK Notes.

            "PIK Notes" means the Company's 13 7/8% Pay-in-Kind Notes due 2005.

            "Premises" has the meaning set forth in Granting Clause Fourth.

            "Restoration" has the meaning set forth in Section 5.10(e)(iii).

            "Restricted Encumbrances" means any Leases permitted by and made in accordance with Section 5.12 of this Mortgage.

            "Securities Act" has the meaning set forth in Section 1.1 of the Senior Note Indenture.

            "Senior Assignment Agreement" means the Senior Assignment Agreement of even date herewith made by Mortgagee to the Trustee and acknowledged by Mortgagor, providing for the assignment to the Trustee of the Senior Partnership Note and this Senior Note Mortgage.

            "Senior Guarantee" means the guarantee by Mortgagor of the Company's Indenture Obligations (as defined in the Senior Note Indenture) pursuant to Article Fourteen of the Senior Note Indenture.

            "Senior Guarantee Mortgage" means the Indenture of Mortgage and Security Agreement of even date herewith between the Trustee, as mortgagee, and Mortgagor, as mortgagor, securing the Senior Guarantee and evidencing a lien pari passu with the lien of this Mortgage, the lien of the TCHI Note Guarantee Mortgage, the lien of the Senior Partnership Upstream Note Mortgage and the Lien of any other Working Capital Facility Mortgage.

            "Senior Indebtedness" means Indebtedness evidenced by the Senior Partnership Note, the Senior Guarantee, the Senior Notes and any Working Capital Facility (including, without limitation the TCHI Notes and the TCHI Guarantee) and any amendments, extensions, renewals, replacements or restatements of any of the foregoing to the extent permitted by the Senior Note Indenture and the TCHI
Note Indenture.

            "Senior Note Indenture" means that certain indenture of even date herewith between the Mortgagee, as issuer, the Mortgagor, as guarantor and the Trustee, as trustee, relating to the Senior Notes as it may from time to time be supplemented, modified or amended by one or more trust indentures or other instruments supplemental thereto entered into pursuant to the applicable provisions thereof.

            "Senior Note Mortgage" means this Indenture of Mortgage and Security Agreement, which evidences a lien pari passu with the lien of the Senior Guarantee Mortgage, the lien of TCHI Note Guarantee Mortgage, the Senior Partnership Upstream Note Mortgage and the lien of any other Working Capital Facility Mortgage.

            "Senior Notes" means the 10 1/4% Senior Secured Notes due 2003 in the original principal amount of $62,000,000 issued by the Mortgagee under the Senior Note Indenture.

            "Senior Partnership Note" means that certain promissory note of even date herewith in the original principal amount of $62,000,000 made by the Mortgagor in favor of the Mortgagee, a copy of which is attached to the Senior
Note Indenture, and any amendments, extensions, renewals, replacements or restatements thereof.

            "Senior Partnership Upstream Note" means that certain promissory note of even date herewith in the original principal amount of $5,000,000 made by the Mortgagor in favor of the TCHI a copy of which is attached to the TCHI
Note Indenture, and any amendments, extensions, renewals, replacements or restatements thereof.

            "Senior Partnership Upstream Note Mortgage" means certain Indenture of Mortgage and Security Agreement, dated of even date herewith, among the Mortgagor, as mortgagor/debtor, and TCHI, as mortgagee/secured party, securing the Senior Partnership Upstream Note and which evidences a lien pari passu with the lien of this Mortgage. the lien of the Senior Note Mortgage. the lien of the Senior Guarantee Mortgage, the lien of the TCHI Note Guarantee Mortgage and the lien of any other Working Capital Facility Mortgage.

            "Settlement Costs" has the meaning set forth in Section 5.17.

            "Stated Maturity" when used with respect to any Indebtedness, means the date specified in such Indebtedness as the fixed date on which the principal of such Indebtedness is due and payable.

            "Superior Instrument Requirements" means the applicable terms, conditions and provisions of any documentation which constitutes, evidences, secures or governs any Senior Indebtedness, together with the terms and provisions of the Marina Lease.

            "Taking" means the acquisition or condemnation by eminent domain of the whole or any part of the Premises, by a competent authority, for any public or quasi-public use or purpose.

            "Tangible Personal Property" has the meaning set forth in subclause
(f) of Granting Clause Sixth.

            "TCHI" means Trump's Castle Hotel & Casino, Inc., a corporation incorporated under the laws of the State of New Jersey, or any other obligor on the TCHI Notes (other than Mortgagor).

            "TCHI Guarantee" means the guarantee by Mortgagor of TCHI's Indenture Obligations (as defined in the TCHI Note Indenture) pursuant to
Article 14 of the TCHI Note Indenture.

            "TCHI Mortgages" means the TCHI Guarantee Mortgage and the Senior Partnership Upstream Note Mortgage.

            "TCHI Notes" means the 10 1/4% Senior Secured Notes due 2003 in the original principal amount of $5,000,000 issued by TCHI pursuant to the TCHI Note Indenture.

            "TCHI Note Indenture" means that certain indenture of even date herewith among

TCHI, as issuer, Mortgagor as guarantor and U.S. Bank National Association, as trustee, relating to the TCHI Notes as it may from time to time be supplemented, modified or amended by one or more trust indentures or other instruments supplemental thereto entered into pursuant to the applicable provisions thereof.

            "TCHI Note Guarantee Mortgage" means the Indenture of Mortgage and Security Agreement of even date herewith between U.S. Bank National Association, as trustee, as mortgagee, and Mortgagor, as mortgagor, securing the TCHI Guarantee and evidencing a lien pari passu with the lien of this Mortgage, the lien of the Senior Guarantee Mortgage, the lien of the Senior Partnership Upstream Note Mortgage and the lien of any other Working Capital Facility Mortgage.

            "Trust Estate" has the meaning stated in the habendum to the Granting Clauses.

            "Trust Indenture Act" has the meaning set forth in Section 1.1 of the Trust Indenture.

            "Trustee" means the Person named as the "Trustee" in the first paragraph of the Senior Note Indenture and any successor thereto.

            "Uniform Commercial Code" means the New Jersey Uniform Commercial Code N.J.S.A. 12A:1-101, et seq.

            "Working Capital Facility" has the meaning set forth in Section 1.1 of the Senior Note Indenture.

            "Working Capital Facility Mortgage" means any mortgage or other security interest (including, without limitation, the TCHI Note Guarantee Mortgage and the Senior Partnership Upstream Note Mortgage) or agreement which secures a Working Capital Facility and which evidences a lien pari passu with the lien of this Senior Note Mortgage, the lien of the Senior Guarantee Mortgage, the lien of the TCHI Note Guarantee Mortgage and the lien of the Senior Partnership Upstream Note Mortgage.

Section 1.2. Notices.

            (a) Any request, demand, authorization, direction, notice (including, without limitation, a notice of default), consent, waiver or other document provided or permitted by this Mortgage to be made upon, given or furnished to, or filed with, Mortgagor, Mortgagee or the Trustee (collectively, "Notices") shall be in writing and shall be deemed given either (i) when delivered by hand (including by overnight courier) or (ii) two days after sending by registered or certified mail, postage prepaid, addressed as follows:

To Mortgagor:

Trump's Castle Associates L.P.
Trump Marina Hotel Casino
Brigantine Boulevard and
  Huron Avenue
Atlantic City, New Jersey  08401
Attn:  Chief Financial Officer

and                                         and after May 26, 1998:

Willkie Farr & Gallagher                    Willkie, Farr & Gallagher
One Citicorp Center                         787 Seventh Avenue
153 East 53rd Street                        New York, NY  10019-6099
New York, New York  10022                   Attn: Daniel D. Rubino, Esq.
Attn: Daniel D. Rubino, Esq.

To Mortgagee:

Trump's Castle Funding, Inc.
Trump Marina Hotel Casino
Brigantine Boulevard and
  Huron Avenue
Atlantic City, New Jersey  08401
Attn:  Chief Financial Officer

and                                         and after May 26, 1998:

Willkie Farr & Gallagher                    Willkie, Farr & Gallagher
One Citicorp Center                         787 Seventh Avenue
153 East 53rd Street                        New York, NY  10019-6099
New York, New York  10022                   Attn: Daniel D. Rubino, Esq.
Attn: Daniel D. Rubino, Esq.

To the Trustee:

U.S. Bank National Association
180 East Fifth Street
St. Paul, Minnesota  55101
Attn:  Corporate Trust Administration

            (b) By Notice to Mortgagor, Mortgagee and the Trustee, any party may designate additional or substitute addresses for Notices which, notwithstanding Subsection (a) above, shall be deemed given when received. So long as the Assignment Agreement is in effect, all Notices to and from Mortgagee shall be given solely to and by the Trustee.

Section 1.3. Form and Contents of Documents Delivered to Mortgagee.

            Whenever several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other such matters in one or several documents.

            Any certificate or opinion of a general partner of Mortgagor may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such general partner knows that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, a general partner of Mortgagor stating that the information with respect to such factual matters is in the possession of Mortgagor, unless such counsel knows that the certificate or opinion or representations with respect to such matters are erroneous. If appropriate to the matter being opined upon and to the extent not prohibited by the Trust Indenture Act, conclusions stated in any Opinion of Counsel may be subject to rights of creditors and the availability of equitable remedies.

            Whenever any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Mortgage, they may, but need not, be consolidated to form one instrument.

            Whenever in this Mortgage, in connection with any application or certificate or report to Mortgagee, it is provided that Mortgagor shall deliver any document as a condition of the granting of such application, or as evidence of Mortgagor's compliance with any term hereof, it is intended that the truth and accuracy, at the time of the granting of such application or at the effective date of such certificate or report (as the case may be), of the facts and opinions stated in such document shall in such case be conditions precedent to the right of Mortgagor to have such application granted or to the sufficiency of such certificate or report.

            Every application, certificate, report, affidavit, opinion, consent, statement or other instrument required to be delivered to Mortgagee under this Senior Note Mortgage shall be in writing and shall be prepared and delivered without cost or expense to Mortgagee.

Section 1.4. Compliance Certificates and Opinions.

            Upon any application or request by Mortgagor to Mortgagee to take any action under any provision of this Senior Note Mortgage, Mortgagor shall furnish to Mortgagee a Mortgagor's Certificate stating that all conditions precedent, if any, provided for in this Senior Note Mortgage relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Senior Note Mortgage relating to such particular application or request, no additional certificate or opinion need be furnished. Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Senior Note Mortgage shall include:

            (a) a statement that each individual signing such certificate or opinion has read such condition or covenant and the definitions herein relating thereto;

            (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

            (c) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such condition or covenant has been complied with; and

            (d) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

Section 1.5. Effect of Headings and Table of Contents.

            The Article and Section headings herein and in the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 1.6. Successors and Assigns & Amendments.

            (a) Subject to the provisions of Sections 1.10 and 4.2 hereof and Sections 3.11 and 8.2 of the Senior Note Indenture, and without limiting the generality of Section 1.12 hereof, this Mortgage shall be binding upon and inure to the benefit of the parties hereto and of the respective successors and assigns of the parties hereto to the same effect as if each such successor or assign were in each case named as a party to this Mortgage.

            (b) This Senior Note Mortgage may not be modified, amended, discharged, released nor any of its provisions waived except by agreement in writing executed by Mortgagor and Mortgagee and in accordance with the provisions of this Mortgage and the Senior Note Indenture.

Section 1.7. Separability Clause.

            In case any provision in this Mortgage or the Senior Partnership Note shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 1.8. Benefits of Mortgage.

            Without limiting the generality of Section 3.12, nothing in this Mortgage or in the Senior Partnership Note, express or implied, shall give to any Person, other than the parties hereto and their successors and assigns, any benefit or any legal or equitable right, remedy or claim under this Mortgage.

Section 1.9. Governing Law.

            This Senior Note Mortgage shall be deemed to be a contract under the laws of the State of New Jersey and shall be construed in accordance with and governed by the laws of the State of New Jersey.

Section 1.10. Limitation on Liability.

            Notwithstanding anything herein or in any other agreement, document, certificate, instrument, statement or omission referred to below to the contrary, Mortgagor is liable hereunder only to the extent of the assets of Mortgagor and no other person or entity, including, without limitation, any partner, officer, committee or committee member of Mortgagor or any partner therein or in any partnership Affiliate of Mortgagor, or any incorporator, officer, director or shareholder of any corporate partner of Mortgagor or of any corporate Affiliate of Mortgagor, or any Affiliate or controlling person or entity of any of the foregoing, or any agent, employee, or lender of any of the foregoing, or any successor, personal representative, heir or assign of any of the foregoing, in each case past, present or as they may exist in the future, shall be liable in any respect (including, without limitation, the breach of any representation, warranty, covenant, agreement, condition or indemnification or contribution undertaking contained herein or therein) under, in connection with, arising out of or relating to this Senior Note Mortgage, or any other agreement, document, certificate, instrument or statement (oral or written) related to, executed or to be executed, delivered or to be delivered, or made or to be made, or any omission made or to be made, in connection with any of the foregoing or any of the transactions contemplated in any such agreement, document, certificate, instrument, or statement. Any agreement, document, certificate, statement or other instrument to be executed simultaneously with, in connection with, arising out of or relating to this Senior Note Mortgage or any other agreement, document, certificate, statement or instrument referred to above, or any agreement, document, certificate, statement or instrument contemplated hereby shall contain language mutandis to this Section 1.10 and, if such language is omitted, shall be deemed to contain such language.

Section 1.11. Provisions Required by Senior Note Indenture.

            Whenever the provisions of this Senior Note Mortgage and the provisions of the Senior Note Indenture shall be inconsistent, the provisions of the Senior Note Indenture shall govern.

Section 1.12. References to Mortgagee and/or to Trustee; Rights of Trustee.

            (a) Whenever reference is made in this Mortgage to the rights, powers and remedies of Mortgagee or to Notices to or by Mortgagee, the same shall apply to Trump's Castle Funding, Inc. only so long as Trump's Castle Funding, Inc. is the holder of this Mortgage and the Senior Partnership Note. Subsequent to the assignment thereof on the date of and pursuant to the Senior Assignment Agreement by Trump's Castle Funding, Inc. to the Trustee (who shall have and hold all such rights, powers and remedies on behalf of the Holders in accordance with the terms of the Senior Note Indenture) and for so long as there shall not have been effected a cancellation and discharge of the assignment pursuant to Article V of the Senior Assignment Agreement, such rights, powers and remedies of Mortgagee and any Notices to or by Mortgagee, shall apply only to the Trustee with the same force and effect as if (i) such rights, powers and remedies were specifically granted by this Senior Note Mortgage and the Senior Partnership Note directly to the Trustee and (ii) the Trustee were the named Mortgagee with respect to the giving and receiving of Notices under Section 1.2. Upon such assignment of this Senior Note Mortgage, the Trustee shall be named in lieu of Trump's Castle Funding, Inc., as a named insured under the policies of insurance set forth in Section 5.10 hereof (except that with respect to the policy described in Section 5.10(a)(iii) of this Mortgage, Trump's Castle Funding, Inc. may, at Mortgagor's election, be named as an additional insured).

            (b) So long as there shall not have been effected a cancellation and discharge of the assignment pursuant to Article V of the Senior Assignment Agreement, except as otherwise provided in Section 6.2 of the Senior Note
Indenture:

                  (1) Mortgagee may rely, and shall be protected in acting or refraining from acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

                  (2) any request or direction of Mortgagor mentioned herein shall be sufficiently evidenced by a Mortgagor Request or Mortgagor Order;

                  (3) whenever in the administration of this Mortgage, Mortgagee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, Mortgagee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon a Mortgagor's Certificate;

                  (4) Mortgagee may consult with counsel and any written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by Mortgagee hereunder in good faith and in reliance thereon;

                  (5) Mortgagee shall be under no obligation to exercise any of the rights or powers vested in it by this Mortgage at the request or direction of any of the Holders pursuant to the Senior Note Indenture, unless such Holders shall have offered to Mortgagee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred therein or thereby in compliance with such request or direction;

                  (6) Mortgagee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, approval, appraisal, bond, debenture, note, coupon, security or other paper or document but Mortgagee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if Mortgagee shall determine to make such further inquiry or investigation, it shall be entitled (subject to the express limitations with respect thereto contained in this Senior Note Mortgage) to examine the books, records and premises of Mortgagor, personally or by agent or attorney;

                  (7) Mortgagee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys, and Mortgagee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

                  (8) Mortgagee shall not be personally liable, in case of entry by it upon the Trust Estate, for debts contracted or liabilities or damages incurred in the management or operation of the Trust Estate;

                  (9) Mortgagor shall pay or cause to be paid to the Trustee all compensation and other amounts provided in Section 6.6 of the Senior Note Indenture; and

                  (10) no provision of this Mortgage shall require Mortgagee to expend or risk its own funds or otherwise incur any financial liability in the performance of its obligations hereunder, or in the exercise of any of its rights or powers.

            (c) The provisions of Section 1.12(a) shall apply to all Mortgage Documents executed in favor of Trump's Castle Funding, Inc. The provisions of
Section 1.12(b) shall apply to all Mortgage Documents.

Section 1.13. Mortgage Subject to Casino Control Act.

            Each provision of this Senior Note Mortgage is subject to and shall be enforced in compliance with the provisions of the New Jersey Casino Control Act.

Section 1.14. Discharge of Lien.

            If (a) Mortgagor shall pay or cause to be paid, or there shall otherwise be paid, to Mortgagee all amounts required to be paid by Mortgagor pursuant to this Mortgage and the Senior Partnership Note and the conditions precedent for the Senior Note Indenture to cease, determine and become null and void (except for any surviving rights of transfer or exchange of the Senior Notes provided in Section 13.1 of the Senior Note Indenture and for the obligation to pay the Trustee's fees and expenses provided in Section 6.6 of the Senior Note Indenture) in accordance with Section 13.1 of the Senior Note Indenture shall have occurred, or (b) there shall have occurred a "defeasance" (as defined in Section 4.2 of the Senior Note Indenture) of the Senior Notes, or
(c) there shall have occurred a "covenant defeasance" (as defined in Section 4.3 of the Trust Indenture), then in any such case Mortgagee shall promptly cancel and discharge this Mortgage, and any financing statements filed in connection herewith and execute and deliver to Mortgagor all such instruments as may be necessary, required or appropriate to evidence such discharge and satisfaction of said lien or liens.

Section 1.15. General Application.

            (a) The remedies of Mortgagee upon any default by Mortgagor in the fulfillment of any of its obligations hereunder shall be limited in each instance by the provisions of Section 1.10, whether or not the provisions providing for such remedies explicitly refer to such Section.

            (b) The assertion of any rights upon any Default shall be subject in each instance to, if required, the giving of any notice and the expiration of any grace period provided for in Section 3.1 as a condition to such Default becoming an Event of Default, unless the Trust Indenture Act requires otherwise, in which case the Trust Indenture Act shall control.

            (c) For the purposes of this Senior Note Mortgage, it is understood that an event which does not materially diminish the value of Mortgagee's interest in the Trust Estate shall not be deemed an "impairment of security," as that phrase is used in this Mortgage.

Section 1.16. Senior Note Mortgage Deemed to be Security Agreement.

            To the extent that the grant of a security interest in any portion of the Trust Estate is governed by the Uniform Commercial Code, this Senior Note Mortgage is hereby deemed to be as well a security agreement under the Uniform Commercial Code for the purpose of creating hereby a security interest in all of Mortgagor's right, tide and interest in and to said property, securing the obligations secured hereby, for the benefit of Mortgagee.

Section 1.17. No Duplication of Notices or Payments.

            Whenever it is provided in this Senior Note Mortgage and the Senior Guarantee

Mortgage, that Mortgagor shall deliver any notice or document, or is required to make any payment, the delivery of such notice or document or the making of such payment shall constitute the delivery of such notice or document or the making of such payment in satisfaction of the terms, conditions and provisions of this Senior Note Mortgage, and the Senior Guarantee Mortgage, provided that such notice, document or payment states, or is accompanied by a letter stating, that such notice, document or payment is being delivered in satisfaction of the terms, conditions and provisions of both this Mortgage and the Senior Guarantee Mortgage.

                                   ARTICLE TWO

                             RELEASE; SUBORDINATION

Section 2.1. Possession by Mortgagor.

            So long as there shall have been no acceleration of maturity of the Senior Partnership Note under Section 3.2, Mortgagor shall be suffered and permitted, with power freely and without let or hindrance on the part of Mortgagee, subject to the provisions of this Mortgage and the Senior Note Indenture, to possess, use, manage, operate and enjoy the Trust Estate and every part thereof and to collect, receive, use, invest and dispose of the rents, issues, tolls, profits, revenues and other income from the Trust Estate or any part thereof, to use, consume and dispose of any consumables, goods, wares and merchandise in the ordinary course of business of operating the Casino Hotel and to adjust and settle all matters relating to choses in action, leases and contracts.

Section 2.2. Obsolete Property.

            Mortgagor shall have the right, at any time and from time to time, unless an Event of Default shall have occurred and be continuing, without any release from or consent by Mortgagee:

            (a) to sell or dispose of, free from the lien of this Mortgage, any Tangible Personal Property which, in its reasonable opinion, may have become obsolete or unfit for use or which is no longer necessary in the conduct of its businesses or the operation of the Trust Estate, and no purchaser of any such property shall be bound to inquire into any question affecting Mortgagor's right to sell or otherwise dispose of the same free from the lien of this Mortgage;

            (b) to alter, repair, replace, change the location or position of and add to any Tangible Personal Property; provided, however, that no change shall be made in the location of any such property subject to the lien of this Mortgage which would in any respect impair the security of this Mortgage upon such property; or

            (c) to renew, extend, surrender, terminate, modify or amend any leases of Tangible

Personal Property, when, in Mortgagor's reasonable opinion, it is prudent to do so.

            Mortgagor shall retain any net cash proceeds received from the sale or disposition of any Tangible Personal Property under Subsection (a) of this
Section 2.2, in the business of operating the Casino Hotel.

            Mortgagee shall be under no responsibility or duty with respect to the exercise of the rights of Mortgagor under this Section 2.2 or the application of the proceeds of any sale or disposition of any Tangible Personal Property.

            Mortgagee shall, from time to time, promptly execute any written instrument in form satisfactory to Mortgagee to confirm the propriety of any action taken by Mortgagor under this Section 2.2, upon receipt by Mortgagee of a Mortgagor Request requesting the same, together with a Mortgagor's Certificate stating that the action so to be confirmed was duly taken in conformity with this Section 2.2, and that the execution of such written instrument is appropriate to confirm the propriety of such action under this Section 2.2; provided, that Mortgagee shall have no liability thereunder and all costs and expenses (including, without limitation, reasonable attorneys' fees and disbursements) shall be paid by Mortgagor.

Section 2.3. F,F&E Financing Agreement.

            Notwithstanding any provision contained in this Mortgage or the Senior Note Venture to the contrary, if Mortgagor acquires Tangible Personal Property and/or other items constituting operating assets subject to any F,F&E Financing Agreement, or becomes the lessee under a lease for any of the same and if the document evidencing such F,F&E Financing Agreement prohibits subordinate liens or the provisions of any such lease prohibits any assignment thereof by the lessee, and if any such prohibition is customary with respect to similar transactions of the lender or lessor (as evidenced by a Mortgagor's Certificate delivered to Mortgagee, together with such other evidence as Mortgagee may reasonably request), as the case may be, then the property so purchased or the lessee's interest in the lease, as the case may be, shall be deemed to be Excepted Property. If any such F,F&E Financing Agreement permits subordinate liens, then Mortgagee shall execute and deliver to Mortgagor, at Mortgagor's expense, such documents as the holder of such F,F&E Financing Agreement may reasonably request to evidence the subordination of the lien of this Mortgage and the Mortgage Documents to the lien of such F,F&E Financing Agreement; provided, however, that Mortgagee shall have no obligation to execute and deliver such documents, and the lien of this Mortgage shall not be subordinate to any such F,F&E Financing Agreement, unless (a) such F,F&E Financing Agreement shall contain a provision binding upon the holder of such F,F&E Financing Agreement that (i) if the holder of such F,F&E Financing Agreement shall give to Mortgagor any notice of default thereunder, such holder shall at the same time and in the same manner serve a copy of such notice on Mortgagee at the address designated herein (or such other address as Mortgagee may designate by notice given to the holder of such F,F&E Financing Agreement in the manner provided for notices hereunder), and that no such notice to

Mortgagor shall be deemed to have been duly given unless and until a copy thereof has been so provided to Mortgagee, and (ii) promptly following the last date upon which Mortgagor may cure such default, if Mortgagor shall fail to cure such default, the holder of such F,F&E Financing Agreement shall give notice to Mortgagee stating the manner in which Mortgagor shall have failed to cure its said default, in which event Mortgagee shall be permitted to cure the default and, with respect thereto, Mortgagee shall have the same amount of time, after such notice, within which to cure the said default, as is provided for under the provisions of such F,F&E Financing Agreement to be given to Mortgagor therefor after notice or (b) Mortgagor delivers to Mortgagee a Mortgagor's Certificate certifying that (i) the provision described in clause (a) is not customarily included by the lender or lessor in its F,F&E Financing Agreements in similar transactions and (ii) although Mortgagor has used reasonable efforts to have included in such F,F&E Financing Agreement such a provision, Mortgagor has been unsuccessful in obtaining such a provision.

                                  ARTICLE THREE

                                    REMEDIES

Section 3.1. Events of Default.

            "Event of Default," whenever used herein, means any one of the following events (including any applicable notice requirement and any period of grace, as specified in this Section 3.1) (whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

            (a) default in the payment of any interest on the Senior Notes or the Senior Partnership Note when such interest becomes due and payable and continuance of such default for a period of 30 days; or

            (b) default in the payment of all or any portion of the principal of (or premium, if any, on) the Senior Notes or the Senior Partnership Note when the same becomes due and payable at their Maturity; or

            (c) default in the payment of any other sum due under the Senior Partnership Note or this Senior Note Mortgage, and the continuance of such default for a period of 30 days after there has been given to Mortgagor a notice specifying such default and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

            (d) default in the payment or performance of any obligation under the Senior Guarantee at the time such payment or performance is required under Article Fourteen of the Senior Note Indenture.

            (e) default in the performance, or breach, of any covenant of Mortgagor in this Senior Note Mortgage (other than a covenant, a default in the performance or breach of which is elsewhere in this Section 3.1 specifically dealt with), and continuance of such default or breach for a period of 30 days after there has been given to Mortgagor a notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder, unless (i) the default or breach is of such a nature that is curable but not susceptible of being cured with due diligence within such 30-day period (for reasons other than the lack of funds), (ii) Mortgagor delivers a Mortgagor's Certificate to Mortgagee within such 30-day period stating (A) the applicability of the provisions of clause (i) to such default or breach, (B) Mortgagor's intention to remedy such default or breach with reasonable diligence and (C) the steps which Mortgagor has undertaken or intends to undertake to remedy such default or breach and (iii) Mortgagor delivers to Mortgagee additional Mortgagor's Certificates every 30 days thereafter updating the information contained in the certificate described in clause (ii), in which case such 30-day period shall be extended for such further period of time (but in no event more than 60 days after the last day of such 30-day period) as may reasonably be required to cure the same, provided that Mortgagor is then proceeding and thereafter continues to proceed to cure the same with reasonable diligence; or

            (f) an "Event of Default," as defined in Section 5.1 of the Senior
Note Indenture, shall occur and be continuing; or

            (g) default by Mortgagor under any terms of any Facility Lease which shall not be fully cured or waived prior to the expiration of any grace period (as such grace period may be extended) contained in such Facility Lease; or

            (h) default in the performance, or breach, of any of the provisions of Article Four hereof; or

            (i) if any representation or warranty of Mortgagor set forth in this Senior Note Mortgage or in any notice, certificate, demand or request delivered to Mortgagee pursuant to this Mortgage shall prove to be incorrect in any material respect as of the time when made; or

            (j) an "Event of Default," as defined in Section 3.1 of the Senior Guarantee Mortgage, the TCHI Note Guarantee Mortgage, the Senior Partnership Upstream Note Mortgage or the Mortgage Documents shall occur and be continuing.

            An Event of Default shall not be deemed to exist by reason of any event which Mortgagor is contesting in compliance with the provisions of Section 5.8.

Section 3.2. Acceleration of Maturity; Rescision and Annulment.

            If an Event of Default (other than an Event of Default specified in Section 5.1(g) or (h) of the Senior Note Indenture) occurs and is continuing, then, and in every such case,

Mortgagee may declare the Outstanding Amount of the Senior Partnership Note to be due and payable immediately, by a notice in writing to Mortgagor and upon any such declaration such principal shall become immediately due and payable. If an Event of Default specified in such Section 5.1(g) or (h) occurs, the Outstanding Amount of the Senior Partnership Note shall ipso facto become due and payable without any declaration or other act on the part of the Mortgagee.

            If at any time after such declaration of acceleration has been made, but before any judgment or decree for payment of money due on the Senior Partnership Note has been obtained by the Mortgagee, such declaration of acceleration and its consequences has been duly rescinded and annulled in accordance with Section 5.2 of the Senior Note Indenture, then the declaration of acceleration pursuant to this Section 3.2 shall automatically be rescinded and annulled.

            No such rescission and annulment shall affect any subsequent default or impair any right consequent thereon.

Section 3.3. Application of Moneys Received by Mortgagee.

            Any moneys received by Mortgagee pursuant to the provisions of this Article Three (including moneys received by the Trustee after any action or act by Mortgagee under Section 3.10) shall be applied by Mortgagee in accordance with the provisions of Section 5.6 of the Senior Note Indenture.

Section 3.4. Restoration of Rights and Remedies.

            If Mortgagee has instituted any proceeding to enforce any right or remedy under this Senior Note Mortgage and such proceeding has been discontinued or abandoned for any reason or has been determined adversely to Mortgagee, then and in every such case Mortgagor and Mortgagee shall, subject to any determination in such proceeding, be restored to their respective former positions hereunder, and thereafter all rights and remedies of Mortgagee shall continue as though no such proceeding had been instituted.

Section 3.5. Rights and Remedies Cumulative.

            No right or remedy herein conferred upon or reserved to Mortgagee is intended to be exclusive of any other right or remedy, in every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hen under, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 3.6. Delay or Omission Not Waiver.

            No delay or omission of Mortgagee to exercise any right or remedy accruing upon an Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article Three or by applicable law to Mortgagee may be exercised, from time to time, and as often as may be deemed expedient, by Mortgagee.

Section 3.7. Undertaking for Costs.

            If any action or proceeding shall be commenced (including, without limitation, an action to foreclose this Mortgage or to collect the indebtedness secured hereby) to which action or proceeding Mortgagee is made or becomes a party, or in which it becomes necessary in the opinion of Mortgagee to defend or uphold the lien of this Senior Note Mortgage, Mortgagor shall pay to Mortgagee all expenses, including, without limitation, reasonable attorneys' fees, disbursements and court costs incurred by Mortgagee in connection therewith, together with interest at the rate then payable on the Senior Partnership Note, from the date of payment less the net amount received by Mortgagee or the Trustee, as their interests may appear under any title insurance policy, and, until paid, all such expenses, together with interest as aforesaid, shall be secured by the lien of this Mortgage.

Section 3.8. Waiver of Appraisement and Other Laws.

            To the full extent that it may lawfully so agree, Mortgagor will not at any time insist upon, plead, claim or take the benefit or advantage of, any appraisement, valuation, stay, extension or redemption law now or hereafter in force, in order to prevent or hinder the enforcement of this Mortgage or the absolute sale of the Trust Estate, or any part thereof, or the possession thereof by any purchaser at any sale under this Article Three; and Mortgagor, for itself and all who may claim under Mortgagor, so far as Mortgagor or they now or hereafter may lawfully do so, hereby waives the benefit of all such laws. Mortgagor, for itself and all who may claim under Mortgagor, waives, to the extent that Mortgagor may lawfully do so, all right to have the property in the Trust Estate marshaled upon any foreclosure hereof, and agrees that any court having jurisdiction to foreclose this Mortgage may order the sale of the Trust Estate as an entirety.

            If any law in this Section 3.8 referred to and now in force, of which Mortgagor or its successor or successors might take advantage despite this
Section 3.8, shall hereafter be repealed or cease to be in force, such law shall not thereafter be deemed to constitute any part of the contract herein contained or to preclude the application of this Section 3.8.

Section 3.9. Entry.

            Mortgagor agrees that upon the occurrence, and during the continuance, of an Event of

Default, Mortgagor, upon demand of Mortgagee, shall forthwith surrender to Mortgagee the actual possession of, and it shall be lawful for Mortgagee by such officers or agents as it may appoint to enter and take possession of, the Trust Estate (and the books and papers of Mortgagor), and to hold, operate and manage the Trust Estate (including the making of all needful repairs, and such alterations, additions and improvements as Mortgagee shall deem wise) and to receive the rents, issues, tolls, profits, revenues and other income thereof, and, after deducting the costs and expenses of entering, taking possession, holding, operating and managing the Trust Estate, as well as payments for taxes, insurance and other proper charges upon the Trust Estate and reasonable compensation to itself, its agents and counsel, to apply the same as provided in
Section 3.3; provided, however, that Mortgagee's rights under this Section 3.9 shall be subject to the provisions of the New Jersey Casino Control Act and
Section 3.14. Whenever all that is then due upon the Senior Partnership Note and under any of the terms of this Mortgage shall have been paid and all defaults hereunder shall have been cured, Mortgagee shall surrender possession to Mortgagor.

Section 3.10. Power of Sale; Suits for Enforcement.

            If an Event of Default shall occur and be continuing, Mortgagee, with or without entry, in its discretion, may:

            (a) sell, subject to any mandatory requirements of applicable law, the Trust Estate as an entirety, or in such parcels, as Mortgagee may determine, to the highest bidder at public auction at such place and at such time (which sale may be adjourned by Mortgagee from time to time in its discretion by announcement at the time and place fixed for such sale, without further notice) and upon such terms as Mortgagee may fix and briefly specify in a notice of sale to be published as required by law; or

            (b) proceed to protect and enforce its rights under this Mortgage by sale pursuant to judicial proceedings or by a suit, action or proceeding in equity or at law or otherwise, whether for the specific performance of any covenant or agreement contained in this Mortgage or in aid of the execution of any power granted in this Mortgage or for the foreclosure of this Mortgage or for the enforcement of any other legal, equitable or other remedy, as Mortgagee shall deem most effectual to protect and enforce any of the rights of Mortgagee; the failure to join tenants shall not be asserted as a defense to any foreclosure or proceeding to enforce the rights of Mortgagee.

Section 3.11. Incidents of Sale.

            Upon any sale of any of the Trust Estate, whether made under the power of sale hereby given or pursuant to judicial proceedings, to the extent permitted by law:

            (a) the principal of and accrued interest on the Senior
Partnership Note, if not previously due, shall at once become and be immediately due and payable;

            (b) subject to the provisions of Section 3.14 and the receipt of any required prior approvals of the New Jersey Casino Control Commission, Mortgagee may bid for and purchase the property offered for sale, and upon compliance with the terms of sale may hold, retain, possess and dispose of such property, without further accountability, and may, in paying the purchase money therefor, deliver the Senior Partnership Note or claims for interest thereon in lieu of cash to the amount which shall, upon distribution of the net proceeds of such sale, be payable thereon, and the Senior Partnership Note, in case the amounts so payable thereon shall be less than the amount due thereon, shall be returned to Mortgagee after being appropriately stamped to show partial payment;

            (c) Mortgagee may make and deliver to the purchaser or purchasers a good and sufficient deed, bill of sale and instrument of assignment and transfer of the property sold;

            (d) Mortgagee is hereby irrevocably appointed the true and lawful attorney of Mortgagor, in its name and stead, to make all necessary deeds, bills of sale and instruments of assignment and transfer of the property thus sold; and for that purpose it may execute all necessary deeds, bills of sale and instruments of assignment and transfer, and may substitute one or more persons, firms or corporations with like power, Mortgagor hereby ratifying and confirming all that its said attorney or such substitute or substitutes shall lawfully do by virtue hereof; but if so requested by Mortgagee or by any purchaser, Mortgagor shall ratify and confirm any such sale or transfer by executing and delivering to Mortgagee or to such purchaser or purchasers all proper deeds, bills of sale, instruments of assignment and transfer and releases as may be designated in any such request;

            (e) all right, title, interest, claim and demand whatsoever, either at law or in equity or otherwise, of Mortgagor of, in and to the property so sold shall be divested and such sale shall be a perpetual bar both at law and in equity against Mortgagor, its successors and assigns, and against any and all persons claiming or who may claim the property sold or any part thereof from, through or under Mortgagor, its successors and assigns; and

            (f) the receipt of Mortgagee or of the officer making such sale shall be a sufficient discharge to the purchaser or purchasers at such sale for his or their purchase money and such purchaser or purchasers and his or their assigns or personal representatives shall not, after paying such purchase money and receiving such receipt, be obliged to see to the application of such purchase money, or be in anyway answerable for any loss, misapplication or non-application thereof.

Section 3.12. Receiver.

            Upon the occurrence of an Event of Default and commencement of judicial proceedings by Mortgagee to enforce any right under this Mortgage, Mortgagee shall be entitled, as against Mortgagor, without notice or demand and without regard to the adequacy of the security for the Senior Partnership Note or the solvency of Mortgagor, to the appointment of a receiver of the Trust Estate, and of the rents, issues, profits, revenues and other income thereof; provided, however, that Mortgagee's rights under this Section 3.12 shall be subject to the provisions of the New Jersey Casino Control Act and
Section 3.14 hereof.

Section 3.13. Suits to Protect the Trust Estate.

            Mortgagor hereby acknowledges the right of Mortgagee, in the name and on behalf of Mortgagor, (a) to appear in and defend any action or proceeding brought with respect to the Trust Estate or any part thereof and (b) upon 5 days' prior notice to Mortgagor (or such shorter period or without notice if deemed necessary and appropriate by Mortgagee), to institute and to maintain such proceedings as Mortgagee may deem necessary and appropriate, but in the case of (a) and (b) only to prevent any impairment of security or any impairment of the Trust Estate by any acts which may be unlawful or in violation of this Mortgage and to protect Mortgagee's interests in the Trust Estate and in the rents, issues, profits, revenues and other income arising therefrom, including the right to institute and maintain proceedings to restrain the enforcement of or compliance with any governmental enactment, rule or order that may be unconstitutional or otherwise invalid, if the enforcement of or compliance with such enactment, rule or order would impair the security hereunder or be materially prejudicial to the interests of Mortgagee.

Section 3.14. Management of the Premises.

            Without limiting the generality of any other provision of this Article Three, following an Event of Default and the taking of possession of the Trust Estate or any part thereof by Mortgagee and/or the appointment of a receiver of the Trust Estate or any part thereof, Mortgagee or any such receiver shall be authorized, in addition to the rights and powers of Mortgagee and such receiver set forth elsewhere in this Mortgage, to take any action permitted under Section 5.17 of the Senior Note Indenture.

                                  ARTICLE FOUR

                       CONSOLIDATION, MERGER, CONVEYANCE,
                                TRANSFER OR LEASE

Section 4.1. Consolidation, Merger, Conveyance or Transfer only on Certain
             Terms.

            Mortgagor shall comply with all provisions applicable to Mortgagor in Article Eight of the Senior Note Indenture.

Section 4.2. Successor Entity Substituted.

            Upon any consolidation or merger, or any sale, assignment, conveyance, transfer or disposition of the Trust Estate or any portion thereof in accordance with
Section 8.1 of the Senior Note Indenture (other than a lease), the successor Person formed by such consolidation or into which Mortgagor is merged or the successor Person to which such sale, assignment, conveyance, transfer or disposition is made shall succeed to, and be substituted for, and may exercise every right and power of Mortgagor under this Mortgage with the same effect as if such successor had been named as Mortgagor herein; and thereafter, except in the case of a lease, the Person named as "Mortgagor" in the first paragraph of this instrument or any successor Person which shall theretofore have become such in the manner prescribed in this Article shall be discharged from all obligations and covenants under this Mortgage.

                                 ARTICLE FIVE V.

                  COVENANTS AND REPRESENTATIONS OF MORTGAGOR

Section 5.1. Payment of Principal, Premium and Interest.

            Mortgagor shall duly and punctually pay the principal of (and premium, if any) and interest on the Senior Partnership Note in accordance with the terms of the Senior Partnership Note and this Mortgage.

Section 5.2. F,F&E Financing Agreements.

            Mortgagor shall comply with all of the terms and conditions set forth in any F,F&E Financing Agreements before the expiration of any applicable notice and cure periods contained in the F,F&E Financing Agreements.

Section 5.3. Limitations on Liens and Transfers.

            (a) Mortgagor shall not create, incur, suffer or permit to be created or incurred or to exist any mortgage, lien, charge or encumbrance on or pledge of any of the Trust Estate, other than (i) Permitted Encumbrances, (ii) a notice of intention filed by a mechanic, materialman or laborer under the New Jersey mechanic's lien law, and (iii) a building contract filed by a contractor or subcontractor under the New Jersey mechanic's lien law. Without limiting the generality of the foregoing sentence but notwithstanding the provisions of the foregoing sentence, Mortgagor shall not be deemed to have breached the provisions of the foregoing sentence by virtue of the existence of a lien for Impositions or mechanics' liens so long as Mortgagor is in good faith contesting the validity of the same in accordance with the provisions of Section 5.8.

            (b) The lien of this Senior Note Mortgage on the date hereof shall be superior, and not subordinate to the lien of any Permitted Encumbrances (except for items 1, 2, 3, 4 and 11 contained in the definition of Permitted Encumbrances and any other Working Capital Facility

Mortgage) to the extent that each thereof encumbers Mortgagor's interest in the Trust Estate or any part thereof. Mortgagee shall from time to time after receipt of a request of Mortgagee or the Trustee obtain instruments in form and substance reasonably satisfactory to Mortgagee or the Trustee, as the case may be, confirming the senior lien priority of this Senior Note Mortgage over the lien of any such Permitted Encumbrances.

            (c) Except as otherwise expressly permitted under this Mortgage and the Senior Note Indenture (including, without limitation, Article Eight of the Senior Note Indenture), Mortgagor shall not sell, assign, lease or otherwise transfer all or any portion of the Trust Estate or any interest therein. Notwithstanding the foregoing, Mortgagor shall have the right, at any time and from time to time, unless an Event of Default shall have occurred and be continuing, without any release from or consent by Mortgagee, to grant interests in the Owned Land in the nature of rights-of-way or easements, or other rights or privileges in the nature of easements; provided, (i) that none of the same will reduce or impair, in any material respect, (A) the value or usefulness of the Trust Estate or any part thereof or (B) the normal operation of the Casino Hotel in accordance with all Legal Requirements and all Permits, (ii) Mortgagor has delivered to Mortgagee a Mortgagor's Certificate, dated not earlier than 10 days prior to the date of each such grant, certifying that (A) no Event of Default has occurred and is continuing and (B) the conditions set forth in this
Section 5.3(c) for such grant have been fulfilled and (iii) Mortgagor has delivered to Mortgagee a duplicate original of the instrument, if any, pursuant to which such grant is to be made, and such other instruments, certificates and opinions as Mortgagee may reasonably request. The foregoing provisions of this
Section 5.3(c) shall be self-operative and no further instrument shall be required to evidence the consent of Mortgagee to the grant or other conveyance of such rights-of-way or easements. Mortgagee shall, however, from time to time, after receipt of a Mortgagor's Request therefor (accompanied by a Mortgagor's Certificate stating that said conditions have been satisfied) execute instruments in form and substance reasonably satisfactory to Mortgagee confirming the permissibility of such grant or other conveyance.

Section 5.4. Environmental.

            Without limiting the generality of any other provision of this Mortgage, Mortgagor covenants, represents and warrants to Mortgagee as follows:

            (a) Mortgagor shall comply with any and all federal, state and local environmental legislation, rules, and regulations in effect as of the date of this Mortgage and subsequent thereto, including, without limitation, the Spill Compensation and Control Act (N.J.S.A. 58:10-23.11 et seq.) (the "Spill Act"); the Industrial Site Recovery Act (N.J.S.A. 13:1K-6 et seq.("IRSA"); the Solid Waste Management Act (N.J.S.A. 13:E-1 et seq.) the Resource, Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.) ("RCRA"); the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601 et seq.) ("CERCLA") and such other environmental legislation, rules and regulations, as are in or may come into effect and apply to (i) Mortgagor and/or Mortgagee with respect to the

Premises or (ii) the transactions contemplated hereby, and as to any occupants or users of the collateral, whether as lessees, tenants, licensees or otherwise, Mortgagor shall use its best efforts to cause same to comply with said legislation, rules and regulations. Mortgagor agrees to pay all costs required in connection with compliance with the foregoing legislation, rules and regulations.

            (b) Mortgagor has not used in the past, nor shall Mortgagor use in the future, the Premises for the purpose of refining, producing, storing, handling, transferring, processing or transporting "Hazardous Substances", as such term is defined in IRSA, the Spill Act, CERCLA or the regulations relating thereto, except that Mortgagor and its subsidiaries have used, and Mortgagor may continue in the future to use, substances in the operation and maintenance of the Premises, including, without limitation, heating oil, gasoline and cleaning chemicals which could be considered as "Hazardous Substances" under the preceding definition.

            (c) To the best of Mortgagor's knowledge, after due inquiry and investigation, none of the real property owned, leased and/or occupied by Mortgagor and located in the State of New Jersey, including, without limitation, the Premises, has been or is now being used as a "Major Facility" as such term is defined in N.J.S.A.58:10-23.llb(l). Mortgagor will not use the Premises in the future as a "Major Facility".

            (d) To the best of Mortgagor's knowledge, after due inquiry and investigation, no lien has been attached to any revenues or any real or personal property owned by Mortgagor or the Premises, as a result of the Chief Executive of the New Jersey Spill Compensation Fund expending monies from said fund to pay for "Cleanup Costs", as such term is defined in N.J.S.A. 58:10-23.11b(d), arising from an intentional or unintentional action or omission of Mortgagor or any previous owner and/or operator of such real property.

            (e) There is no asbestos or asbestos containing material on the Premises. To the best of Mortgagor's knowledge, there are no underground storage tanks located at the Premises, other than those tanks previously disclosed to Mortgagee and which are maintained in accordance with all material Legal Requirements. Mortgagor has not installed or placed, or permitted to be installed or placed, any underground storage tanks at or on the Premises, other than those tanks previously disclosed to Mortgagee and which are maintained in accordance with all material Legal Requirements. Underground storage tanks shall have the definition as set forth in N.J.S.A. 58:10A-22(p).

            (f) Mortgagor has not received a summons, citation, directive, letter, other written communication, or, to the best of its knowledge, any oral communication, from the New Jersey Department of Environmental Protection and Energy or from any other person, firm or corporation concerning any intentional or unintentional action or omission on Mortgagor's part resulting in the releasing, spilling, leaking, pumping, pouring, emitting, emptying or dumping of "Hazardous Substances", as such term is defined in N.J.S.A. 58:10-23.11b(k), into the waters or onto the lands of the State of New Jersey, or into the waters outside the jurisdiction of the State of New Jersey, in either case resulting in damage to the lands, waters, fish, shellfish, wildlife, biota, air and other resources owned, managed. held in trust or otherwise controlled by the State of New Jersey.

            (g) In connection with any purchase of the Premises or any business or assets located thereon or any "closing, terminating or transferring operations" of any "industrial establishment", as that term is defined in ISRA, occurring on or after December 31, 1983, Mortgagor required that the owner and or operator of the industrial establishment comply with the provisions of ECRA and the owner and or operator did comply therewith.

            (h) Upon the occurrence of an Event (as hereinafter defined), Mortgagee shall have the right to have its consultants perform a comprehensive environmental audit of the Premises. Such audit shall be conducted by an environmental consultant chosen by Mortgagee and may include a visual survey, a record review, an area reconnaissance assessing the presence of hazardous or toxic waste or substances, PCBs or storage tanks at the Premises, an asbestos survey of the Premises, which may include random sampling of the improvements and air quality testing, and such further site assessments as Mortgagee may reasonably require due to the results obtained from the foregoing. Mortgagor grants Mortgagee, its agents, consultants and contractors the right to enter the Premises for the purposes of performing such studies and the cost of such studies shall be due and payable by Mortgagor to Mortgagee upon demand and shall be secured by the lien of this Mortgage. Mortgagee shall direct the environmental consultant to use its best efforts not to hinder Mortgagor's or any tenant's operations when conducting such audit, sampling or inspections. For purposes of this paragraph, the term "Event" shall mean (i) the occurrence of any Event of Default, (ii) the issuance of any summons, citation, directive or similar written notice from the New Jersey Department of Environmental Protection and Energy or from any other local, state or federal entity or from any other person, firm or corporation concerning any alleged material violation of any and all federal, state and local environmental legislation, rules and regulations in effect as of the date of this Mortgage and subsequent thereto or
(iii) the initiation of any legal action, suits or other legal or administrative proceedings relating to or in connection with any alleged violation of any and all federal, state and local environmental legislation, rules and regulations in effect as of the date of this Mortgage and subsequent thereto.

            (i) If a lien shall be filed against the Premises by the New Jersey Department of Environmental Protection and Energy, pursuant to and in accordance with the provisions of N.J.S.A. 58:10-23.11f(f), as a result of the Chief Executive of the New Jersey Spill Compensation Fund having expended monies from said fund to pay for "Damages", as such term is defined in N.J.S.A. 58:10-23.11g, and/or "Cleanup and Removal-Costs", as such term is defined in N.J.S.A. 58:10-23(b), arising from an intentional or unintentional action or omission of Mortgagor resulting in the releasing, spilling, pumping, pouring, emitting, emptying or dumping of "Hazardous Substances", as such term is defined in N.J.S.A. 58:10-23.11(b)k into waters of the State of New Jersey or onto lands from which it might flow or drain into said waters, then, unless there is a good faith basis for contesting such lien and Mortgagor is so contesting such lien in accordance with
Section 5.8, Mortgagor shall, within 30 days from the date that Mortgagor is given notice that the lien has been placed against the Premises or within such shorter period of time if the State of New Jersey has commenced steps to cause the Premises to be sold pursuant to the lien, either (i) pay the claim and remove the lien from the Premises, or (ii) furnish (A) a bond satisfactory to a title company selected by Mortgagee (the "Title Insurer") in the amount of the claim out of which the lien arises, (B) to the Trustee, a cash deposit (which may be disbursed by the Trustee in its sole discretion) in the amount of the claim out of which the lien arises, or (C) other security reasonably satisfactory to Mortgagee in an amount sufficient to discharge the claim out of which the lien arises.

            (j) Mortgagor shall use its best efforts to cause compliance by all lessees with all applicable Legal Requirements relating to environmental protection.

            (k) Mortgagor shall promptly provide Mortgagee with copies of all notices received by or prepared by Mortgagor in connection with ISRA, CERCLA, the Spill Act, RCRA or any other environmental law, rule or regulation relating to the Premises. For purposes of this paragraph, the term "notice" shall mean any summons, citation, directive, order, claim, pleading, letter, application, filing, report, findings, declarations or other materials pertinent to compliance of the Trust Estate and Mortgagor with such environmental laws, rules or regulations.

            (l) If this Mortgage is foreclosed, Mortgagor shall deliver the Premises in compliance with all applicable federal, state and local environmental laws, ordinances, rules and regulations, including, without limitation, ISRA.

            (m) Without limiting the generality of Section 5.19, Mortgagor agrees to defend, indemnify and save Mortgagee harmless from and against any loss or liability, cost or expense (including, without limitation, reasonable attorneys' fees, consultants' fees, disbursements and court costs) arising out of, or incurred in connection with, Mortgagor's misrepresentation, or failure promptly (but in no event to exceed the time period permitted by law) to comply with and perform its obligations, under this Section 5.4. The provisions of this subsection (m) shall survive any transfer of the Premises, including a transfer after a foreclosure of this Mortgage.

Section 5.5. Warranty of Leasehold Estate and Title.

            Mortgagor represents and warrants that as of the date hereof:

            (a) Mortgagor is duly authorized under the laws of the State of New Jersey and all other applicable laws to execute and deliver the Mortgage Documents, and all Partnership action on Mortgagor's part necessary for the valid execution and delivery of the Mortgage Documents has been duly and effectively taken;

            (b) Mortgagor is the lawful owner and is lawfully seized and possessed of the Owned Land and all buildings and improvements thereon, free and clear of all liens, charges or encumbrances, other than the Mortgages, the Mortgage Documents and the Existing Encumbrances;

            (c) Mortgagor is the holder of and has good and marketable title to the leasehold interests and leasehold estates under all existing Facility Leases, subject to no lien, encumbrance or charge other than the Mortgages, Mortgage Documents and the Existing Encumbrances;

            (d)(i) each existing Facility Lease is a valid and subsisting demise of the respective Leased Land for the term therein set forth, (ii) there are no defaults under any Facility Lease by any lessor or the lessee as to which written notice has been given to or by the lessee, (iii) Mortgagor has delivered to Mortgagee and the Trustee a true and correct copy of each existing Facility Lease, and all modifications, amendments and supplements thereto, and (iv) each existing Facility Lease is in full force and effect and has not been modified, amended or supplemented, except as described on Schedule 3;

            (e) Mortgagor has good title to the Operating Assets, subject to no lien, encumbrance or charge, other than the Mortgage Documents and the Existing Encumbrances;

            (f) Mortgagor has good and lawful right and authority to execute this Mortgage and to grant, bargain, sell, alien, convey, assign, transfer, hypothecate, pledge, mortgage and confirm the Trust Estate as provided herein (including, without limitation, with respect to the Operating Assets and Facility Leases), without the consent of any third party, other than governmental authorities and other secured Persons but any applicable or necessary consent or approval of any such governmental authority and other such Persons has been given or waived in accordance with applicable law at or prior to the execution and delivery of this Mortgage, and this Mortgage constitutes a valid first mortgage lien and deed of trust and first priority security interest in the Trust Estate, subject only to the Existing Encumbrances and pari passu liens of the Senior Guarantee Mortgage, the TCHI Note Guarantee Mortgage and the Senior Partnership Upstream Note Mortgage;

            (g)(i) all amounts due under the Mortgage Documents and the instruments thereby have been paid to the extent they were due and payable to the date hereof, and (ii) there is no existing default under said Mortgage Documents or instruments, or in the performance of any of the terms, covenants, conditions or warranties therein on the part of Mortgagor to be performed and observed thereunder as to which written notice has been given to Mortgagor; and

            (h) Mortgagor hereby does and shall forever warrant and defend (a) the title to the Trust Estate (including, without limitation, Mortgagor's leasehold estate under, and the lessee's interests in, each existing Facility Lease) (subject to items 1 and 3 listed on Schedule

3) and (b) the pari passu liens of the Mortgages thereon (subject to items 1 and 3 listed on Schedule 3), against the claims and demands of all persons whomsoever, at Mortgagor's sole cost and expense.

Section 5.6. After-Acquired Property; Further Assurances: Recording.

            All property, real, personal or mixed or any interest therein (other than Excepted Property), of every kind and description and wheresoever situate, which may be hereafter acquired by Mortgagor (including, without limitation, fee title to any Leased Land) shall immediately upon the acquisition thereof by Mortgagor, and without any further mortgage, conveyance or assignment, become subject to the lien of this Mortgage as fully as though now owned by Mortgagor and covered by the Granting Clauses. Nevertheless, Mortgagor shall do, execute, acknowledge and deliver all and every such further acts, conveyances, mortgages, financing statements and assurances as Mortgagee shall require for accomplishing the express purposes of this Senior Note Mortgage.

            Mortgagor shall, as provided in Section 5.12, from time to time subject to the lien of this Senior Note Mortgage its right, title and interest under all Leases.

            Mortgagor shall use reasonable efforts to insure that all Operating Assets (other than Excepted Property) or any interest therein hereafter acquired by Mortgagor shall be assignable to Mortgagee, and to the extent such assignment to Mortgagee requires the consent of any governmental authority or any other Person, Mortgagor shall use reasonable efforts to obtain such consent or a waiver thereof.

            Mortgagor shall cause this instrument and all other instruments of further assurance, including all financing statements and continuation statements covering security interests in personal property, to be promptly recorded, registered and filed, and at all times to be kept recorded, registered and filed, and shall execute and file such financing statements and cause to be issued and filed such continuation statements, all in such manner and in such places as may be required by law or as requested by Mortgagee to fully preserve and protect the rights of Mortgagee as a secured party under the Uniform Commercial Code to all property comprising the Trust Estate (to the extent a grant of a security interest therein is governed by the Uniform Commercial Code) and to perfect, preserve and protect the lien of this Senior Note Mortgage as a valid direct first mortgage lien of record and a valid first priority security interest on the Trust Estate, subject only to Permitted Encumbrances.

            Mortgagor shall pay all filing or recording fees, and all expenses incident to the execution and delivery of this Mortgage, any financing statement or continuation statement with respect to the personal property constituting part of the Trust Estate, and any instrument of further assurance, and all federal, state, county and municipal stamp taxes and other taxes, duties, imposts, assessments and charges arising out of or in connection with the execution and delivery of the Senior Partnership Note, this Senior Note Mortgage, any financing statement or continuation statement with respect to the personal property constituting part of the Trust Estate or any instrument of further assurance.

            Mortgagor shall furnish to Mortgagee promptly after the acquisition hereafter by Mortgagor of any fee interest or leasehold interest in real property having a fair market value exceeding $500,000 (other than Excepted Property) (a) a mortgagee policy of title insurance on the most recent form of American Land Title Association standard loan policy, extended coverage, which policy shall (i) contain all such endorsements and affirmative insurance, to the extent reasonably applicable, as is contained in the Original Policy and (ii) evidence that title to such real property is subject to no liens or encumbrances (other than Permitted Encumbrances) which would (A) render title unmarketable or
(B) violate any other provision of this Senior Note Mortgage or the Senior Note Indenture, (b) an as-built survey meeting the "Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys", certified within 60 days prior to the acquisition date by a surveyor licensed in the State of New Jersey using the same form of certification as that contained in the surveys of the Premises delivered to the Trustee on the date of this Mortgage and (c) a Mortgagor's Certificate certifying that the mortgagee policy of title insurance and survey delivered pursuant to clauses (a) and (b) comply, respectively, with the provisions of such clauses (a) and (b). Upon delivery of all of the items required under this paragraph, any liens or encumbrances on such real property shall constitute Permitted Encumbrances hereunder.

Section 5.7. Payment of Taxes and Certain Claims; Maintenance of Properties;
             Compliance with Legal Requirement and Insurance Requirements.

            Mortgagor shall:

            (a) subject to the provisions of Section 5.8, pay or cause to be paid before the date on which any fine, penalty, interest or cost may be added for nonpayment (but no later than when the same are payable by Mortgagor pursuant to any Superior Instrument Requirement), all taxes (including, without limitation, real estate taxes, personal or other property taxes and all sales, value added, use and similar taxes), assessments (including, without limitation, all assessments for public improvements or benefits, whether or not commenced or completed prior to the date hereof and whether or not to be completed prior to the satisfaction of this Mortgage), water, sewer or other rents, rates and charges, excises, levies, license fees, permit fees, inspection fees and other authorization fees and other charges, in each case whether general or special, ordinary or extraordinary, foreseen or unforeseen, of every character (including, without limitation, all interest, additions to tax and penalties thereon), that may be assessed, levied, confirmed or imposed on or in respect of or be a lien upon (i) the Trust Estate (including, without limitation, the Leased Land) or any part thereof or any rent therefrom or any estate right or interest therein, or (h) any acquisition, occupancy, use, leasing, or possession of or activity conducted on the real property or any part thereof included in the Trust Estate or any gross receipts thereof or of the rent therefrom (all of the foregoing being referred to collectively as "Impositions"). Notwithstanding the foregoing or any other provision of this Mortgage, Mortgagor shall not be required to pay any income, profits or revenue tax upon the income of Mortgagee, the Trustee or the Holders nor any franchise, excise, corporate, estate, inheritance, succession, capital levy or transfer tax of Mortgagee, the Trustee or the Holders nor any interest, additions to tax or penalties in respect thereof, unless such tax is imposed, levied or assessed in substitution for any Imposition that Mortgagor is required to pay pursuant to this Section 5.7. Mortgagor shall deliver to Mortgagee, at Mortgagee's request, official receipts or other proof evidencing payments of any Impositions in accordance with the requirements of this Section 5.7. Mortgagor shall not be entitled to any credit for taxes or assessments paid against the Senior Partnership Note;

            (b) except for such obsolete property as Mortgagor may dispose of or replace pursuant to Section 2.2, maintain and keep all of Mortgagor's properties used or useful in the conduct of Mortgagor's business, including, without limitation, the Casino Hotel and all Tangible Personal Property, in such good repair, working order and condition, except for reasonable wear and use, and make or cause to be made all such needful and proper repairs, renewals and replacements thereto consistent with the standards of first-class casino and hotel complexes in Atlantic City, New Jersey;

            (c) occupy and continuously operate the Casino Hotel and keep the Casino Hotel supplied with Tangible Personal Property, all in a manner consistent with the standards of first-class casino and hotel complexes in Atlantic City, New Jersey;

            (d) subject to the provisions of Section 5.8, (i) comply with all Legal Requirements and Insurance Requirements, whether or not compliance therewith shall require structural changes in the buildings and improvements included in the Trust Estate or interfere with the use and enjoyment of the Trust Estate or any part thereof, (ii) procure, maintain and comply with all Permits required for (1) the use of the Casino as a gaming and gambling facility, (2) the on-premises consumption of alcoholic beverages at the Casino Hotel and (3) any other use of the Trust Estate or any part thereof then being made, and for the proper erection, installation, operation and maintenance of the improvements or any part thereof, (iii) comply with all obligations of Mortgagor under, and keep in full force and effect, all easements which in any respect inure to the benefit of, or otherwise affect, the Trust Estate or any part thereof, if the failure to comply with the same would impair Mortgagee's security hereunder, and (iv) without limiting the generality of clause (iii), comply with any instruments of record at the time in force affecting the Trust Estate or any part thereof, if the failure to comply with the same would impair Mortgagee's security hereunder. Without limiting the generality of the foregoing, Mortgagor represents and warrants that at the time of the execution of this Mortgage, Mortgagor is in compliance with the requirements of clauses
(i), (ii), (iii) and (iv) above; and

            (e) in the event of the passage after the date of this Mortgage of any law of the State of New Jersey, or any other governmental entity, changing in any way the laws now in force for the taxation of mortgages, or debts secured thereby, for federal, state or local purposes, or the manner of the operation of any such taxes, so as to affect the interest of Mortgagee, pay the full amount of such new or additional taxes.

Section 5.8. Permitted Contests.

            Notwithstanding anything in this Senior Note Mortgage to the contrary, Mortgagor, at Mortgagor's expense, may contest (after prior notice to Mortgagee) by appropriate legal proceedings conducted in good faith and with due diligence, the amount or validity or application, in whole or in part, of any Imposition or lien therefor or any Legal Requirement or Insurance Requirement or the application of any instrument of record (including, without limitation, any Superior Instrument Requirement) affecting the Trust Estate or any part thereof or any claims of holders of F,F&E Financing Agreements, mechanics, materialmen, suppliers, or vendors or lien therefor, and may withhold payment of the same pending such proceedings if permitted by law, or make payment under protest, or defer compliance with any such Legal Requirement, any such Insurance Requirement or the terms of any such instrument, and the same shall not be a Default hereunder; provided, that (a) in the case of any Impositions or lien therefor or any claims of mechanics, materialmen, suppliers or vendors or lien therefor, such proceedings shall suspend the collection thereof from each of Mortgagor, Mortgagee, the Trustee, the Holders and the Trust Estate, (b) neither the Trust Estate nor any interest therein would be in any significant danger of being sold, forfeited, or lost, (c) such action will not result in the termination of any Facility Lease, (d) in the case of a Legal Requirement, neither the Holders nor Mortgagee shall be in any significant danger of any civil liability or any danger of any criminal liability, and the failure of Mortgagor to comply with such Legal Requirement shall not affect the continuance in good standing of any Permit or result in the suspension, termination, non-renewal or material adverse modification of any Permit, and (e) in the case of an Insurance Requirement, the failure of Mortgagor to comply therewith shall not affect the validity of any insurance required to be maintained by Mortgagor hereunder.

Section 5.9. Mechanics' and Other Liens.

            Mortgagor shall cause to be removed, either by payment, or bonding or otherwise, all claims and demands of mechanics, materialmen, laborers, and others which, if unpaid, might result in, or permit the creation of, a lien on the Premises and/or Trust Estate or any part thereof, or on the revenues, rents, issues, income and profits arising therefrom and in general shall do or cause to be done everything necessary so that the lien hereof shall be fully preserved, at the cost of Mortgagor, without expense to Mortgagee.

Section 5.10. To Insure.

            (a) Mortgagor, at Mortgagor's expense, shall maintain with Insurers:

                  (i) insurance with respect to Mortgagor's insurable properties constituting a part of the Trust Estate against loss or damage by fire, lightning, and other risks from time to time included under "all-risk" policies and against loss or damage by sprinkler leakage, water damage, collapse, malicious mischief and explosion in respect of any steam and pressure boilers and similar apparatus located on such insurable properties, in amounts at all times sufficient to prevent Mortgagor from becoming a coinsurer within the terms of the applicable policies, but in any event such insurance shall be maintained in not less than the greatest of the following (the "Insurance Amount"): (A) 100% of the then Full Insurable Value of such insurable properties, determined from time to time (but not less frequently than once in any 36 calendar months), by an Appraiser or Insurer, (B) the then Outstanding Amount of Mortgage Debt, including the Senior Partnership Note, or (C) the amount required to be maintained pursuant to the Superior Instrument Requirements;

                  (ii) war risk insurance as and when such insurance is obtainable from the United States of America or any agency thereof as promptly as reasonably practicable after the same becomes so obtainable, in an amount not less than the Insurance Amount, or, if such insurance cannot be obtained in an amount not less than the Insurance Amount, in such lesser amount as may then be so obtainable;

                  (iii) comprehensive general liability insurance, including, without limitation, blanket contractual liability coverage, broad form property damage, independent contractor's coverage and personal injury coverage against any and all claims arising out of or connected with the possession, use, leasing, operation or condition of such insurable properties, in an amount not less than $100,000,000 combined single limit coverage for personal injury and property damage with respect to any one occurrence, which may be under an umbrella policy. Anything contained in this clause (iii) to the contrary notwithstanding, the Superior Instrument Requirements with respect to the kinds and amount of insurance described in this clause (iii) shall be satisfied by Mortgagor;

                  (iv) workers' compensation insurance to the extent required by law;

                  (v) business interruption insurance covering not less than 6 months of loss, provided that, at any time that Mortgagor is renewing any policy for such insurance or taking out any new or replacement policy for such insurance covering a period of less than 12 months, Mortgagor shall deliver to Mortgagee an Officers' Certificate certifying that the period of coverage to be maintained by Mortgagor under such policy is the maximum that can be maintained at rates determined by Mortgagor to be reasonable for such coverage;

                  (vi) to the extent available, flood insurance in an amount not less than the Insurance Amount, or, if such insurance cannot be obtained in an amount not less than the Insurance Amount, such lesser amount as may then be so obtainable but in no event less than $100,000,000; and

                  (vii) such other insurance with respect to such insurable properties against loss or damage of the kinds (A) from time to time customarily insured against by persons owning or using first-class casino and hotel complexes in Atlantic City, New Jersey and (B) required to be maintained pursuant to any Superior Instrument Requirements.

            Notwithstanding the foregoing, to the extent not violative of any Superior Instrument Requirements, (A) Mortgagor may maintain a deductible with respect to the insurance policies described in clauses (i), (ii), (vi) and (vii) in an amount not to exceed $250,000, (B) Mortgagor may maintain a deductible with respect to the insurance policies described in clause (iii) in an amount not to exceed $500,000, and (C) Mortgagor may maintain a deductible with respect to the insurance policies described in clause (v) in an amount not to exceed $1,000,000.

            (b) (i) Each policy of insurance maintained by Mortgagor pursuant to Section 5.10(a) shall, (A) except in the case of workers' compensation insurance, name Mortgagor as an insured and shall name as additional insureds
(1) Mortgagee and (2) to the extent required by the Superior Instrument Requirements, the lessors under any Facility Leases, (B) provide that all insurance proceeds for losses, except in the case of comprehensive general liability insurance and workers' compensation insurance or as otherwise provided in Subsections (d), (e) and (f) of this Section 5.10, be payable solely to Mortgagee, (C) include effective waivers (whether under the terms of any such policy or otherwise) by the insurer of all claims for insurance premiums against all loss payees and named insureds (other than Mortgagor) and all rights of subrogation against any named insured, (D) except in the case of comprehensive general liability and workers' compensation insurance, provide that any losses shall be payable notwithstanding (1) any act, failure to act, negligence of, or violation or breach of warranties, declarations or conditions contained in such policy by Mortgagor or Mortgagee or any other named insured or loss payee (including, without limitation, the lessors under the Facility Leases, with respect to any Leased Facilities, (2) the occupation or use of the insurable properties for purposes more hazardous than permitted by the terms of the policy, (3) any foreclosure or other proceeding or notice of sale relating to the insurable properties or (4) any change in the title to or ownership or possession of the insurable properties, (E) contain a non-contributory mortgagee clause in favor of Mortgagee, and (F) provide that if all or any part of such policy is canceled, terminated or expires, the insurer will forthwith give notice thereof to each named insured and loss payee and that no cancellation, non-renewal, reduction in amount or material change in coverage thereof shall be effective until at least 30 days after receipt by each named insured and loss payee of written notice thereof.

                  (ii) Mortgagor may effect the insurance required under this
      Section 5.10 under blanket and/or umbrella policies covering properties owned or leased by Affiliates of Mortgagor; provided, that (A) such policies otherwise comply with this mortgage, (B) except with respect to flood insurance and earthquake insurance, provide that the amount of coverage afforded thereunder with respect to the Trust Estate shall not be reduced by claims thereunder against such other properties and (C) in the case of flood insurance provide that the amount of coverage afforded thereunder with respect to the Trust Estate shall not be reduced below

      $100,000,000 by reason of claims thereunder against such other properties.

            (c) Mortgagor shall deliver to Mortgagee duplicate originals of all insurance policies that Mortgagor is required to maintain pursuant to this
Section 5.10. Mortgagee shall not be responsible for effecting or renewing any insurance or for the responsibility or solvency of the insurers.

            (d) Mortgagor shall give written notice to Mortgagee immediately upon obtaining knowledge of any Casualty which (i) results in damage, loss or destruction in an amount in excess of $5,000,000 to any buildings or improvements on the Premises and/or any Tangible Personal Property or (ii) pursuant to any Superior Instrument Requirement would require the deposit of insurance proceeds with the Insurance Trustee, or action or proceeding with respect thereto. Within 30 days after any Casualty which results in any damage, loss or destruction in an amount in excess of $10,000,000 to any buildings or improvements on the Premises and/or any Tangible Personal Property, Mortgagor shall deliver to Mortgagee a certificate of an Architect stating whether, in such Architect's opinion, applicable Legal Requirements permit the Restoration of said buildings and improvements for the same uses and to the same size and quality in all material respects, as existed immediately prior to the Casualty (and if said certificate states that Legal Requirements do not permit such Restoration, said certificate shall describe the manner closest approximating such criteria to which the buildings and improvements could be so restored and shall be accompanied by a Certificate Of Appraised Value dated not more than 10 days prior to delivery setting forth the Appraised Value immediately prior to the Casualty and the estimated Appraised Value immediately after the Restoration). If Mortgagor is required to deliver such Certificates of Appraised Value and if based on such Certificates of Appraised Value immediately after Restoration, (i) the aggregate Outstanding Amount of Indebtedness of the Mortgagor, the Company or TCHI immediately after such Restoration shall exceed the greater of (A) 80% of the Appraised Value immediately after such Restoration or (B) the quotient of the Outstanding Amount of Indebtedness of the Mortgagor, the Company or TCHI immediately prior to such Casualty divided by the Appraised Value immediately prior to the Casualty multiplied by the Appraised Value immediately after such Restoration, or (ii) applicable Legal Requirements do not permit the Restoration of the Casino Hotel for use as a casino and hotel complex, then, in either of such events, the proceeds of any insurance shall not be applied to Restoration but shall instead be paid and delivered to Mortgagee to the extent of the then Outstanding Amount of the Senior Partnership Note and any other interest or other sums due hereunder or thereunder to be applied to the satisfaction of this Mortgage to the extent proceeds are available for such purpose and provided that no additional sums are due to the Trustee or the Holders under the Senior Notes, the Senior Note Indenture, the Senior Guarantee, the TCHI Notes, the TCHI Note Indenture, the TCHI Guarantee, the Mortgage Notes or the Mortgage Note Indenture, the balance of any net insurance proceeds shall be paid to Mortgagor.

            (e) Subject to the provisions of Subsection 5.10(d), if a Casualty occurs, the following shall apply:

                  (i) If the cost of Restoration is less than $10,000,000, the net insurance proceeds shall be paid by Mortgagee to Mortgagor.

                  (ii) If the cost of Restoration is $10,000,000 or more, the net insurance proceeds shall be paid by Mortgagee to the Insurance Trustee.

                  (iii) Mortgagor shall commence with reasonable promptness under the circumstances and thereafter with due diligence proceed to perform and complete in a good and workmanlike manner the restoration, repair, replacement or rebuilding of the damage or destruction resulting from the Casualty (all such restoration, repair, replacement and rebuilding following a Casualty or a Taking are referred to as "Restoration") in accordance with the plans and specifications submitted to the Insurance Trustee, in conformance with all Legal Requirements and Superior Instrument Requirements, and in accordance with the further provisions of this Subsection (e), regardless of the extent of any such Casualty and whether or not net insurance proceeds, if any, shall be available or, if available, shall be sufficient, for the purpose of the Restoration. All Restoration work shall be performed in accordance with the applicable provisions of Section 5.12 and in conformance with all Superior Instrument Requirements, Legal Requirements and Insurance Requirements and, prior to commencing any Restoration, Mortgagor shall obtain all Permits necessary in connection therewith, and shall obtain, and keep in full force and effect until the completion of such Restoration, such additional insurance as the Insurance Trustee and Superior Instrument Requirements may require. The plans and specifications for the Restoration shall be accompanied by a Mortgagor's Certificate and an Opinion of Counsel to the effect that upon the completion of the Restoration pursuant to the plans and specifications, the Premises and all buildings and improvements thereon will comply with all Superior Instrument Requirements, Legal Requirements and Insurance Requirements.

                  (iv) Any insurance proceeds which Mortgagor receives shall be held by Mortgagor in trust for the purpose of paying the cost of the Restoration, except as otherwise provided herein.

                  (v) Any net insurance proceeds that the Insurance Trustee holds pursuant to this Subsection (e), shall be deposited in an interest-bearing investment reasonably designated by Mortgagor (to the extent Mortgagor is permitted to designate such investment under the Superior Instrument Requirements) (and the interest thereon shall be added to such proceeds) and shall be paid by the Insurance Trustee to reimburse Mortgagor for, or to make payment for, the Restoration, after the Insurance Trustee deducts therefrom the amount of any reasonable costs and expenses incurred in connection with the performance of its obligations under this Section 5.10. The Insurance Trustee shall make such payments not more frequently than once every 30 days upon the written request of Mortgagor (unless more frequent payments are required by Superior Instrument Requirements), by paying to Mortgagor or the persons named in the certificate described in clause (vi) of this Subsection (e) the respective amounts stated in such certificate from time to time as the Restoration progresses, provided Mortgagor has complied with the requirements of this Subsection (e) and such payment is permitted by any applicable Superior Instrument Requirements. Mortgagor's request shall be accompanied by (A) the certificate described in clause (vi) of this Subsection (e) and (B) a title company or official search, or other evidence reasonably acceptable to the Insurance Trustee, showing that there have not been filed with respect to the Premises, any vendor's, contractor's, mechanic's, laborer's or materialman's statutory or similar lien which has not been discharged of record (or bonded against or secured by other security) or any other encumbrance irrespective of its priority (other than Permitted Encumbrances).

                  (vi) The certificate required by clause (v) of this Subsection
      (e) shall (A) be a Mortgagor's Certificate, countersigned by the Architect in charge of the Restoration with respect to the matters described in (1) and (5) below, (B) be dated not more than 10 days prior to such request and (C) set forth (in addition to any other requirements contained in any applicable Superior Instrument Requirements) that:

                        (1) all of the Restoration theretofore performed is in
            substantial compliance with the plans and specifications theretofore submitted to the Insurance Trustee and in compliance with all Superior Instrument Requirements, Legal Requirements and
            Insurance Requirements;

                        (2) the sum then requested either has been paid by
            Mortgagor or is justly due to contractors, subcontractors, materialmen, engineers, architects or other persons who have rendered services or furnished or contract to deliver materials for the Restoration therein specified, and the names and addresses of such persons, a brief description of such services and materials and the several amounts so paid or due to each of said persons in respect thereof;

                        (3) no part of the amount requested has been or is the
            basis in any previous or then pending request for the withdrawal of net insurance proceeds, and that the sum then requested does not exceed the value of the services and materials described in the certificate;

                        (4) except for the amount, if any, stated pursuant to
            subclause (2) of this clause (vi) in such certificate to be due for services or materials, and except for amounts in dispute and/or customary retainages, there is no outstanding indebtedness Known to the person signing such certificate, after due inquiry, which is then due for labor, wages, materials, supplies or services in connection with such Restoration; and

                        (5) the remaining cost, as estimated by the persons
            signing such certificate, of the Restoration in order to complete the same does not exceed the net insurance proceeds remaining in the hands of Insurance Trustee after payment of the sum requested in such certificate or if such estimated cost does exceed such insurance proceeds such certificate shall state the amount of any such deficiency. If the certificate states that such deficiency will exist, Mortgagor shall deliver the amount of such deficiency in cash or cash equivalent to the Insurance Trustee simultaneously with the delivery of such certificate, which amount shall be deemed insurance proceeds for purposes of this Section 5.10(e).

                  (vii) If net insurance proceeds shall be insufficient to pay the entire cost of the Restoration, then, after completion of the Restoration, Mortgagor shall pay the deficiency. If all or any part of the net insurance proceeds are not used for the Restoration in accordance with this Subsection (e) (because such proceeds exceed the amount required to complete the Restoration), then upon completion of the Restoration in accordance with this Subsection (e), such amount not so used, if held by the Insurance Trustee, shall be paid to Mortgagor (if permitted by Superior Instrument Requirements).

            (f) Mortgagor shall not take out separate insurance, concurrent in form or contributing in the event of loss with that required to be maintained pursuant to this Section 5.10, unless the same is permitted by Superior Instrument Requirements. Mortgagor shall immediately notify Mortgagee whenever any such separate insurance is taken out and shall promptly deliver to Mortgagee a duplicate original of the policy of such insurance, a copy thereof certified by the insurer or a certificate thereof. Provided that no Event of Default has occurred and is continuing, all net business interruption insurance proceeds shall be paid to Mortgagor, to be segregated from the other funds of Mortgagor and held in trust by Mortgagor for the following purposes and in the following order of priority: (i) for the payment of Impositions and amounts due under the Facility Leases, (ii) for debt service under the Senior Partnership Note for the estimated period of Restoration (for purposes of this Subsection 5.10(f), interest and principal payments due on any payment date under the Senior Partnership Note will be deemed to accrue in equal daily installments beginning the day after the immediately preceding payment date and ending on such payment date), and (iii) for any other expense incurred in connection with the operation or business of the Casino Hotel.

            (g) Insurance claims by reason of damage or destruction to any portion of the Trust Estate may be adjusted by Mortgagor, but Mortgagee shall have the right (but not the obligation) to join Mortgagor in adjusting, and approving the adjustment of, any such loss except in the event of a loss where the amount of insurance reasonably anticipated to be received with respect to such loss is less than $5,000,000, and Mortgagor shall assist Mortgagee in any such adjustment at the request of Mortgagee. If Mortgagee at its election as aforesaid joins Mortgagor in any adjustment process, then Mortgagee's approval of the adjustment shall not be unreasonably withheld.

            (h) Notwithstanding anything contained herein to the contrary, if an Event of Default shall have occurred and be continuing, Mortgagee may, at its option, (A) refrain from paying to Mortgagor or the Insurance Trustee any net insurance proceeds or (B) instruct the Insurance Trustee to pay to Mortgagee any insurance proceeds then held by the Insurance Trustee, as the case may be.

Section 5.11. Limitations on Building Demolition, Alterations, Improvements and
              New Construction.

            Mortgagor shall not authorize, permit or make any demolition, alteration or improvement of any building, structure or other improvements included in the Trust Estate or any new construction on any part of the Trust Estate, except in conformity with and subject to the limitations hereinafter in this Section 5.11 set forth and set forth in the Senior Note Indenture.

            Unless an Event of Default shall have occurred and be continuing, Mortgagor shall have the right at all times to make or permit such demolition, alterations, improvements or new construction, structural or otherwise (herein sometimes called collectively "Alterations" and each, individually, an "Alteration"), of the Trust Estate, to be made in all cases subject to each of the following conditions:

            (a) No Alteration shall be undertaken or carried out except in conformity with all Superior Instrument Requirements, Legal Requirements and Insurance Requirements.

            (b) If the estimated cost of any Alteration, together with other Alterations that constitute a single construction plan or project (whether or not accomplished in several stages or procedures), exceeds $5,000,000, the building or buildings, structures or other improvements as so improved or altered, upon the completion of the work, shall be of a value not less than the value of such building or buildings, structures or other improvements immediately prior to the making of such Alteration.

            (c) Any Alteration which is structural in nature or involves an estimated cost of more than $5,000,000 shall be conducted under the supervision of an Architect, and no such Alteration shall be undertaken until 10 days after there shall have been filed with Mortgagee detailed plans and specifications and cost estimates therefor, prepared and approved in writing by such Architect and accompanied by a certificate of such Architect stating that such plans and specifications conform to all applicable provisions of this Section 5.11.

            (d) No Alteration involving an estimated cost of more than $5,000,000 shall be undertaken until Mortgagor has furnished to Mortgagee, at Mortgagor's sole cost and expense, a surety bond or bonds, covering performance, and labor and material payments with respect to the work to be so performed, naming Mortgagee as obligee, issued by a responsible surety company, authorized to do business in the State of New Jersey, in a form generally and customarily used by such surety in an amount equal to the estimated cost of construction of the work covered by the plans and specifications therefor, guaranteeing the performance and completion of such construction, substantially in conformity with the said plans and specifications and within a reasonable time, subject to delays by fire, strikes, lock-out, acts of God, inability to obtain labor or materials, governmental restrictions, enemy action, civil commotion or unavoidable Casualty or other similar causes beyond the control of Mortgagor, free and clear of all liens, claims and liabilities for the cost of such Alterations. If such surety bond or bonds shall be unobtainable Mortgagor shall deliver to Mortgagee security by cash, letter of credit or other guarantee, affording substantially the same protection as would such bond or bonds.

            (e) All work done in connection with any Alterations shall be done promptly and in good and workmanlike manner. The work in connection with any Alteration shall be prosecuted with reasonable dispatch, delays due to fire, strikes, lock-outs, acts of God, inability to obtain labor or materials, governmental restrictions, enemy action, civil commotion or unavoidable Casualty or similar causes beyond the control of Mortgagor excepted.

            (f) If the estimated cost of Alterations exceeds $5,000,000, Mortgagor shall have delivered to Mortgagee (i) prior to the commencement of such Alterations, copies of all Permits required for the commencement of such work together with a certificate of the Architect or an Opinion of Counsel to the effect that all Permits required for the commencement of such Alterations have been obtained; and (ii) within a reasonable period of time after the completion of the Alterations, copies of all Permits required in connection with the completion thereof, together with either an Opinion of Counsel or a certificate of the Architect that all such Permits have been so obtained by Mortgagor and that Mortgagor has complied with all the requirements of this
Section 5.11.

            (g) No Alterations of any kind shall be made which shall change the use or reduce the size or quality of any building, structure or other improvements in any material respect or which shall change the use of the Casino Hotel from its use as a gaming and hotel facility.

            (h) No Alterations costing in excess of $5,000,000, together with other Alterations that constitute a single construction plan or project (whether or not accomplished in several stages or procedures), shall be made if such Alterations are not expected to be completed at least 120 days prior to the Stated Maturity of the Senior Partnership Note (except if such Alterations are required in order to comply with Legal Requirements or Superior Instrument Requirements).

            (i) Mortgagor shall maintain at all times during the performance of Alterations, in addition to any insurance required to be maintained under
Section 5.11 hereof, appropriate workers' compensation insurance covering all persons employed for such Alterations to the extent required by applicable law, and comprehensive general liability insurance expressly covering the additional hazards due to such Alterations. Each such policy of insurance shall comply with the provisions of Section 5.10(b), and Mortgagor shall comply with Subsections (c), (d), (e), (f), (g) and (h) of
Section 5.10 in connection with all such insurance.

Section 5.12. Leases.

            Mortgagor shall not:

            (a) lease the Trust Estate substantially as an entirety to any Person (except in accordance with the provisions of Article Eight of the Senior
Note Indenture), nor shall Mortgagor lease either the Casino Hotel or the Casino or the Hotel or any parking facilities substantially as an entirety to any Person;

            (b) enter into any Lease, or renew, modify, extend, terminate, or amend any Lease, except in the ordinary course of business of operating the Casino Hotel;

            (c) receive or collect, or permit the receipt or collection of, any rental payments under any Lease more than one month in advance of the respective periods in respect of which they are to accrue, except that, in connection with the execution and delivery of any Lease or of any amendment to any Lease, rental payments thereunder may be collected and received in advance in an amount not in excess of three months' rent and/or a security deposit may be required thereunder in an amount not exceeding one year's rent;

            (d) collaterally assign, transfer or hypothecate (other than to Mortgagee hereunder or to the holder of the Senior Guarantee Mortgage, the holder of the TCHI Note Guarantee Mortgage or the holder of the Senior Partnership Upstream Note Mortgage, but in each case only with respect to the property secured by such mortgage) (i) any rental payment under any Lease whether then due or to accrue in the future, (ii) the interest of Mortgagor as landlord under any Lease or (iii) the rents, issues or profits of the Trust Estate;

            (e) after the date hereof, enter into any Lease, or renew any Lease, unless such Lease contains terms to the effect as follows:

                  (i) the Lease and the rights of the tenants thereunder shall be subject and subordinate to the rights of Mortgagee under this Mortgage,

                  (ii) the Lease may be assigned by the landlord thereunder to Mortgagee, and

                  (iii) the rights and remedies of the tenant in respect of any obligations of the landlord thereunder shall be nonrecourse as to any assets of the landlord other than its equity in the building in which the leased premises are located or the proceeds thereof; or

            (f) modify any Lease with respect to the matters described in clauses (i) through (iii) of paragraph (e).

            If Mortgagor enters into a Lease (other than with an Affiliate of Mortgagor) for a term of not less than 3 years, Mortgagee shall deliver a non-disturbance and attornment agreement substantially in the form of Schedule 7 hereto, following receipt of a certificate of a leasing broker (who is not an Affiliate of Mortgagor or the broker involved in such transaction) experienced with respect to leases of commercial space in the Atlantic City area stating that the rent under the Lease throughout the term thereof is not less than fair market rent and the other terms of the Lease are fair and reasonable in the commercial leasing market. Mortgagor shall, upon demand, reimburse Mortgagee for any costs and expenses (including reasonable attorneys' fees and disbursements) incurred by Mortgagee in connection with the preparation, review and delivery of such non-disturbance and attornment agreements.

            Promptly after the execution and delivery hereof, and promptly after each Lease is executed or becomes effective after the date of the execution and delivery hereof, Mortgagor shall cause the lessee under each such Lease to be duly notified in writing (unless the substance and effect of such notice shall be contained in such Lease) of the subjection of the owner's interest, as lessor, in and to such Lease to the lien of this Mortgage and of the name and address of Mortgagee. Each such notice shall state that the lease of such lessee is a Lease as herein defined. If a new Mortgagee is at any time appointed hereunder or the address of Mortgagee shall at any time be changed, Mortgagor shall cause each lessee under each lease to be promptly notified in writing of the name and address of such new Mortgagee or the new address of Mortgagee. Mortgagor shall use reasonable efforts (but shall not be obligated to incur any expenditure other than de minimis amounts) to obtain from each lessee under each Lease to whom any notice is sent pursuant to this paragraph an acknowledgment of receipt of such notice, and Mortgagor shall promptly deliver to Mortgagee, upon request, a copy of each such acknowledgment of receipt which it is able to obtain. Mortgagee shall not be responsible for securing or causing Mortgagor to secure any such acknowledgment.

Section 5.13. Compliance Certificates.

            Mortgagor shall deliver to Mortgagee, within 120 days after the end of each fiscal year of Mortgagor, a Mortgagor's Certificate stating that

            (a) a review of the activities of Mortgagor during such year and of performance under this Mortgage has been made under the signer's supervision, and

            (b) to the best of each signer's knowledge, based on such review, Mortgagor has fulfilled all of Mortgagor's obligations under this Mortgage throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each Such default known to him and the nature and status thereof.

            Promptly after Mortgagor may reasonably be deemed to have knowledge of a default hereunder, Mortgagor shall deliver to Mortgagee a notice specifying the nature and period of existence thereof and the action Mortgagor is taking and proposes to take with respect thereto.

Section 5.14. To Keep Books; Inspection by Mortgagee.

            Mortgagor will keep proper books of record and account, in which full and correct entries shall be made of all dealings or transactions of or in relation to the Senior Partnership Note and the properties, business and affairs of Mortgagor in accordance with generally accepted accounting principles consistently applied. Said books shall be maintained in an office located either in Atlantic City, New Jersey or in the Borough of Manhattan, City of New York, State of New York. Mortgagor shall at any and all times, upon request of Mortgagee and at the expense of Mortgagor, permit Mortgagee and its representatives to inspect the Casino Hotel and any other buildings, structures and improvements now or hereafter located on the Land and the books of account, records, reports and other papers of Mortgagor, and to make copies and extracts therefrom, and will afford and procure a reasonable opportunity to make any such inspection (provided, that any such inspection shall not unreasonably interfere with the business operations of Mortgagor), and Mortgagor will furnish to Mortgagee any and all information as Mortgagee may reasonably request, with respect to the performance by Mortgagor of its covenants in this Mortgage.

Section 5.15. Advances by Mortgagee.

            If Mortgagor shall fail to perform any of the covenants, terms, provisions or conditions contained in this Mortgage and such failure shall continue for 10 days following notice thereof given by Mortgagee (or at any time, without notice, in case of emergency), Mortgagee may (but is not obligated
to), at any time and from time to time, take any action or make advances, to effect performance of any such covenant, term, provision or condition on behalf of Mortgagor; and all moneys so used, paid or advanced by Mortgagee and all reasonable costs and expenses incurred by Mortgagee in connection therewith, together with interest on all of the same at the rate of interest set forth in the Senior Partnership Note, shall be immediately due and payable by Mortgagor to Mortgagee and all such moneys, costs and expenses shall be secured by the lien of this Mortgage prior to the Senior Partnership Note. No such advance or payment by Mortgagee shall relieve Mortgagor from any default hereunder or impair any right or remedy of Mortgagee.

Section 5.16. Waiver of Stay, Extension or Usury Laws.

            Mortgagor covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any usury, stay or extension law or any other law which would prohibit or forgive Mortgagor from paying all or any portion of the obligations secured by this Mortgage, wherever enacted, now or at any time hereafter in force, or which may otherwise affect the covenants or the performance of this Mortgage; and Mortgagor (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not hinder, delay or impede the execution of any power herein granted to Mortgagee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

Section 5.17. Eminent Domain.

            (a) Mortgagor shall notify Mortgagee immediately upon obtaining knowledge of any Taking affecting the Trust Estate or any part thereof. If the Taking is a Taking of less than the whole or substantially all of the Premises but (i) is estimated to result in an award of more than $10,000,000 or (ii) the Taking will interfere with or adversely affect the operation of the Casino Hotel (other than any portion thereof consisting solely of unimproved, paved or unpaved surface parking) other than to a de minimis extent, then within 30 days after such Taking, Mortgagor shall deliver to Mortgagee a certificate of an Architect stating whether, in such Architect's opinion, applicable Legal Requirements permit the Restoration of any buildings and improvements for the same uses and to the same size and quality in all material respects as existed immediately prior to the Taking (and if said certificate states that Legal Requirements do not permit such Restoration, said certificate shall describe the manner closest approximating such criteria to which the buildings and improvements could be so restored and shall be accompanied by a Certificate of Appraised Value dated not more than 10 days prior to delivery setting forth the Appraised Value immediately prior to the Taking and the estimated Appraised Value immediately after the permitted Restoration). If Mortgagor is required to deliver such Certificate of Appraised value and if based on such Certificate of Appraised Value immediately after Restoration, (i) the Outstanding Amount of Indebtedness of the Mortgagor, the Company or TCHI immediately after such Restoration shall exceed the greater of (A) 80% of the Appraised Value immediately after such Restoration or (B) the quotient of the Outstanding Amount of the Indebtedness of the Mortgagor, the Company or TCHI immediately prior to such Taking divided by the Appraised Value immediately prior to the Taking multiplied by the Appraised Value immediately after such Restoration, or (ii) applicable Legal Requirements do not permit the Restoration of the Casino Hotel for use as a casino and hotel complex, then, in any of such events, the Taking shall be deemed a Taking of "the whole or substantially all of the Premises." The Taking shall be deemed a Taking of "less than the whole or substantially all of the Premises" if Mortgagor is not required to deliver a Certificate Of Appraised Value or if, at the time of delivery of such Certificate, neither of the tests set forth in clauses (i) and (ii) is met.

            (b) If at any time there shall occur a Taking of less than the whole or substantially all of the Premises and the award or awards resulting therefrom payable to Mortgagor (and not to any lessor under any Facility Lease) (after there shall have been first deducted the fees and expenses incurred in connection with the termination, settlement and collection of such award or awards, including, without limitation, reasonable counsel fees and expenses, hereinafter referred to as "Settlement Costs") (i) shall be less than $10,000,000 (except to the extent that the Insurance Trustee is required to hold such amount pursuant to a Superior Instrument Requirement), the entire amount of such award shall be paid to Mortgagor; and (ii) if such award is $10,000,000 or more, the entire amount of such award shall be paid to the Insurance Trustee. In either event, such awards shall be applied to the cost of Restoration of the Trust Estate as nearly as practicable to their uses, value and condition immediately prior to the Taking (except to the extent otherwise provided by Superior Instrument Requirements). Mortgagor shall promptly commence and with due diligence perform the Restoration in accordance with clauses (iii), (iv) and (vii) of Subsection 5.10(e) (after substituting the words "Taking" for "Casualty" and "award" for "net insurance proceeds"), at no cost to Mortgagee. All claims or suits arising out of any Taking may be settled by Mortgagor, except that Mortgagee shall have the right (but not the obligation) to participate in such claim or suit, and to approve settlement thereof (and notwithstanding anything in the Facility Leases to the contrary, Mortgagor shall not agree to any settlement or compromise of the amount of any such claim or suit, except a claim or suit where the amount reasonably anticipated to be received by Mortgagor is less than $5,000,000). If Mortgagee at its election as aforesaid joins such claim or suit, Mortgagee's approval of such settlement shall not be unreasonably withheld. The Insurance Trustee shall promptly pay such sums as are received by it from such Taking from time to time in accordance with the procedures set forth in clauses (v) and (vi) of Subsection 5.10(e) (after substituting the words "Taking" for "Casualty" and "award" for "net insurance proceeds").

            (c) If at any time there shall occur a Taking of the whole or substantially all of the Premises, then the award payable to Mortgagor shall not be applied to Restoration but shall instead be paid and delivered to the Trustee (subject to the rights of the lessors under any Facility Leases) to the extent of the then Outstanding Amount of the Senior Partnership Note and any other interest or other sums due hereunder or thereunder to be applied to the satisfaction of this Mortgage to the extent proceeds are available for such purpose and provided that no additional sums are due to the trustee or the holders under the Senior Notes, the Senior Note Indenture, the Senior Guarantee, the TCHI Notes, the TCHI Note Indenture, the TCHI Guarantee, the Mortgage Notes or the Mortgage Note Indenture, the balance of any award shall be paid to Mortgagor.

            (d) Notwithstanding anything contained herein to the contrary, if an Event of Default shall have occurred and is continuing, Mortgagee may, at its option, (i) refrain from paying to Mortgagor or the Insurance Trustee any award or (ii) instruct the Insurance Trustee to pay to Mortgagee any award then held by the Insurance Trustee, as the case may be.

Section 5.18. Facility Team.

            (a) Mortgagor shall do or cause to be done all things necessary to preserve and keep unimpaired the rights of Mortgagor, as lessee under all Facility Leases, and, to prevent any termination, surrender, cancellation, forfeiture or impairment of any thereof. Mortgagor shall at all times fully perform and comply with all agreements, covenants, terms and conditions imposed upon or assumed by it as lessee under each of the Facility Leases (including, without limitation, the covenant to pay rent and all taxes, assessments and other charges mentioned therein) prior to the expiration of any notice and/or cure period provided in each such Facility Lease. Upon receipt by Mortgagee from a Lessor of any written notice of default by the lessee thereunder, Mortgagee may rely thereon and take any action Mortgagee deems necessary in its sole discretion to prevent or to cure any default by Mortgagor in the performance of or compliance with any of the agreements, covenants, terms or conditions imposed upon or assumed by Mortgagor as lessee under such Facility Lease, even though the existence of such default or the nature thereof be questioned or denied by Mortgagor or by any party on behalf of Mortgagor. Without limiting the generality of Section 3.9, Mortgagor hereby expressly grants to Mortgagee, and agrees that Mortgagee shall have, the absolute and immediate right to enter in and upon the Premises or any part thereof to such extent and as often as Mortgagee, in its sole discretion, deems necessary or desirable for the purpose permitted by the immediately preceding sentence, subject only to applicable Legal Requirements. Without limiting Mortgagor's obligations or Mortgagee's rights set forth above or limiting Mortgagee's other remedies under this Mortgage, Mortgagee may pay and expend such sums of money as Mortgagee in its sole discretion deems necessary for any such purpose, and Mortgagor hereby agrees to pay to Mortgagee immediately and without demand, all such sums referred to above, so paid and expended by Mortgagee, together with interest thereon from the date of each such payment at the highest rate of interest set forth in the Senior Partnership Note. All sums so paid and expended by Mortgagee, and the interest thereon, shall be added to and be secured by the lien of this Mortgage.

            (b) Mortgagor further covenants and agrees as follows:

                  (i) Mortgagor shall not surrender, terminate or cancel any Facility Lease, and shall not without the consent of Mortgagee modify, change, supplement, alter or amend any Facility Lease either orally or in writing if an impairment of the security granted under this Mortgage would result therefrom. As further security for the repayment of the indebtedness secured hereby and for the performance of the covenants herein and in each Facility Lease contained, Mortgagor hereby assigns to Mortgagee all of Mortgagor's rights, privileges and prerogatives as lessee under each Facility Lease to terminate, cancel, modify, change, supplement, alter or amend such Facility Lease and any such termination, cancellation, modification, change, supplement, alteration or amendment of a Facility Lease without the prior consent thereto by Mortgagee shall be void and of no force and effect. Unless (1) an Event of Default has occurred and is continuing and (2) either (A) there has been an acceleration of maturity of the Senior Partnership Note pursuant to
      Section 3.2 or (B) Mortgagee exercises its rights under Section 3.9, Mortgagee shall have no right to terminate, cancel, modify, change, supplement, alter or amend any Facility Lease.

                  (ii) Solely for the benefit of Mortgagee, Trustee, the Holders and no other person, no release or forbearance of any of Mortgagor's obligations under any Facility

      Lease, pursuant to such Facility Lease or otherwise, shall release Mortgagor from any of Mortgagor's other obligations under this Mortgage.

                  (iii) Unless Mortgagee shall otherwise expressly consent in writing, the fee title to the Leased Facilities and Mortgagor's leasehold estates therein shall not merge and shall always remain separate and distinct, notwithstanding the union of said estates either in the Lessor or in the lessee, or in a third party by purchase or otherwise.

                  (iv) Mortgagor shall promptly notify Mortgagee in writing of any request made by Mortgagor, as lessee under any Facility Lease, or any of the Lessors, for arbitration proceedings under any Facility Lease and of the institution of any arbitration proceedings, as well as all proceedings thereunder. Mortgagor shall promptly deliver to Mortgagee a copy of the determination of the arbitrators in each such arbitration proceeding. Mortgagee shall have the right to participate in such arbitration proceedings in association with Mortgagor or on its own behalf as an interested party.

                  (v) Mortgagor shall not consent to the subordination of any Facility Lease to any mortgage, deed of trust or other lien on the fee interest of the Lessor.

                  (vi) If Mortgagor acquires fee simple title or any other estate, title or interest in any Leased Facility, Mortgagor shall promptly notify Mortgagee of such acquisition and, on request by Mortgagee, shall cause to be executed and recorded all such other and further assurances or other instruments in writing as may in the opinion of Mortgagee be required or desirable to carry out the intent and meaning of clause (x) of Granting Clause Third.

                  (vii) Within 5 days after Mortgagor's receipt of any notice of any motion, application or effort to reject any Facility Lease by any Lessor or any trustee arising from or in connection with any case, proceeding or other action commenced or pending by or against any Lessor under the Code or any comparable provision contained in any present or future federal, state, local, foreign or other statute, law, rule or regulation ("Comparable Provision"), Mortgagor shall give notice thereof to Mortgagee. Mortgagor hereby (A) assigns to Mortgagee any and all of Mortgagor's rights as lessee under Section 365(h) of the Code or any Comparable Provision and (B) covenants that it shall not elect to treat any Facility Lease as terminated pursuant to Section 365(h) of the Code or any Comparable Provision without the prior consent of Mortgagee and (C) agrees that any such election by Mortgagor without such consent shall be null and void.

                  (viii) Without limiting the generality of the foregoing, to the extent permitted by applicable law, Mortgagor hereby unconditionally assigns, transfers and sets over to Mortgagee all of Mortgagor's claims and rights to the payment of damages arising from any rejection by Lessor of any Facility Lease under the Code or any Comparable Provision. Mortgagee shall have the right to proceed in its own name or in the name of

      Mortgagor in respect of any claim, suit, action or proceeding relating to the rejection of any Facility Lease, including, without limitation, the right to file and prosecute, in cooperation with Mortgagor, any proofs of claim, complaints, motions, applications, notices and other documents, in any case in respect of Lessor under the Code or any Comparable Provision. This assignment constitutes a present, irrevocable and unconditional assignment of the foregoing claims, rights and remedies, and shall continue in effect until all of the indebtedness and obligations secured by this Mortgage shall have been satisfied and discharged in full. Any amounts received by Mortgagee in damages arising out of the rejection of any Facility Lease as aforesaid shall be applied first to all reasonable costs and expenses of Mortgagee (including, without limitation, reasonable attorneys' fees, disbursements and court costs) incurred in connection with the exercise of any of its rights or remedies under this Section 5.18, and thereafter as provided in Section 3.3.

                  (ix) If there shall be filed by or against Mortgagor a petition under the Code or any Comparable Provision and Mortgagor, as lessee under any Facility Lease, shall determine to reject such Facility Lease, Mortgagor shall give Mortgagee not less than 10 days' prior notice of the DRAFT ate on which Mortgagor shall apply to the Bankruptcy Court or other judicial body with appropriate jurisdiction for authority to reject such Facility Lease. Mortgagee shall have the right, but not the obligation, to serve upon Mortgagor within such 10-day period a notice stating that (a) Mortgagee demands that Mortgagor assume and assign such Facility Lease to Mortgagee pursuant to Section 365 of the Code or any Comparable Provision and (b) Mortgagee covenants to cure or provide adequate assurance of prompt cure of all defaults and provide adequate assurance of future performance under such Facility Lease. If Mortgagee serves upon Mortgagor the notice described in the preceding sentence, Mortgagor shall not seek to reject such Facility Lease and shall comply with the demand provided for in clause (a) of the preceding sentence within 30 days after the notice shall have been given subject to the performance by Mortgagee of the covenant provided for in clause (b) of the preceding sentence. The foregoing provisions of this Section 5.18(ix) shall not apply to the extent not permitted by applicable law. Effective upon the entry of an order for relief in respect of Mortgagor under Chapter 7 of the Code or any Comparable Provision, Mortgagor hereby assigns and transfers to Mortgagee a non-exclusive right to apply to the Bankruptcy Court or other judicial body with appropriate jurisdiction for an order extending the period during which such Facility Lease may be rejected or assumed.

                  (x) Mortgagor shall promptly give to Mortgagee copies of (A) all notices of default and (B) any other communications or notices with respect to events that relate to the possible impairment of the security of this Mortgage, which Mortgagor shall give or receive under any Facility Lease and shall promptly notify Mortgagee of any default under any Facility Lease on the part of the Lessor or Mortgagor.

                  (xi) Mortgagor shall enforce with due diligence all of the obligations of the Lessor under each Facility Lease, to the end that Mortgagor may enjoy all of the rights and privileges granted to it under the Facility Leases.

                  (xii) Mortgagor shall notify Mortgagee within 5 days after the transfer of a fee interest in any Leased Facility or any portion thereof to or from an Affiliate.

                  (xiii) No Affiliate of Mortgagor shall at any time hereafter acquire fee title to the Leased Land or any portion thereof unless simultaneously with such acquisition such Affiliate and Mortgagor execute and exchange (and deliver to the Trustee an executed counterpart of) an instrument in form and substance satisfactory to Mortgagee providing that so long as such Affiliate owns such fee title (A) such Affiliate shall not terminate the applicable Facility Lease for any reason whatsoever (including, without limitation, due to the default of Mortgagor under such Facility Lease) and (B) such Affiliate shall not accept, and, if tendered by Mortgagor shall promptly return to Mortgagor, any payment of rent or other charges payable under such Facility Lease in excess of the amount required to pay the debt service and other sums payable under any mortgage affecting such Affiliate's fee interest in the applicable Leased Facility (and such Affiliate shall use such funds only to pay its debt service obligations and other sums payable under such mortgage) at any time that an Event of Default, or a Default of the types described in Section 3.1(a), (b) and (f) of this Mortgage or Section 5.1(a), (b), (f) or (g) of the Senior Note Indenture, shall have occurred and be continuing under this Mortgage or the Senior Note Indenture.

            (c) Subject to the provisions of Subsection 5.18(b)(iii), if both the lessor's and lessee's estates under any Facility Lease or any portion thereof shall at any time become vested in one owner, this Mortgage and the lien created hereby shall nevertheless not be destroyed or terminated by application of the doctrine of merger and, in such event, Mortgagee shall continue to have all of the rights and privileges of a first leasehold mortgagee.

            (d) Mortgagor hereby acknowledges that if any Facility Lease shall be terminated prior to the natural expiration of its term due to default by the lessee thereunder, and if pursuant to such Facility Lease, Mortgagee or its designee shall acquire from the Lessor a new lease of the Leased Facility or any portion thereof, Mortgagor shall have no right, title or interest in or to such lease or the leasehold estate created thereby, or the options therein contained.

            (e) Each Facility Lease hereafter entered into or assumed by Mortgagor as lessee or sublessee shall contain provisions (i) permitting the assignment of the same to Mortgagee and the Trustee and permitting assignment without the lessor's consent if this Mortgage is foreclosed; and (ii) providing protection to Mortgagee, as leasehold mortgagee, in form reasonably satisfactory to Mortgagee.

Section 5.19. Indemnification.

            Mortgagor shall protect, indemnify, hold harmless and defend Mortgagee and its directors, officers, partners, shareholders, agents, servants and employees from and against any and all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including, without limitation, reasonable attorneys' fees, disbursements and court costs), imposed upon or incurred by or asserted against Mortgagee by reason of (a) any injury to or death of Persons or loss of or damage to property occurring on or about the Premises or any part thereof or the adjoining sidewalks, curbs, vaults and vault spaces, if any, streets, alleys or ways, (b) any use, nonuse or condition of the Premises or any part thereof or the adjoining sidewalks, curbs, vaults and vault spaces, if any, streets, alleys or ways, (c) any failure on the part of Mortgagor to perform or comply with any of the terms of this Mortgage, (d) performance of any labor or services or the furnishing of any materials or other property in respect of the Premises or any part thereof made or suffered to be made by or on behalf of Mortgagor, (e) any negligence or tortious act on the part of Mortgagor or any of its agents, contractors, lessees, licensees or invitees, or (f) any work in connection with the Premises; provided, that no amounts shall be payable to Mortgagee under this Section 5.19 in respect of liabilities, obligations, claims, damages, penalties, causes of action, costs or expenses imposed upon or incurred by or asserted against Mortgagee to the extent the same result from any negligence or tortious act on the part of Mortgagee or any of its agents, contractors, lessees, licensees or invitees. All amounts payable to Mortgagee under this Section 5.19 shall be payable on demand; provided, that with respect to consequential damages (other than attorneys' fees, disbursements and court costs imposed upon or incurred by Mortgagee in connection therewith, which shall in all events be payable on demand), no such amounts shall be payable until, and to the extent that, (i) there has been entered the final determination of a court of competent jurisdiction awarding such consequential damages to the party or parties seeking such damages or (ii) an agreement of settlement with respect thereto (which shall have been previously approved by Mortgagor, such consent not to be unreasonably withheld) shall have been executed by Mortgagee and such party or parties. Any such amounts which are not paid within 5 days after demand therefor by Mortgagee shall bear interest at the rate set forth in the Senior Partnership Note from the date of such demand and all such amounts and interest thereon shall be secured by the lien of this Mortgage. In case any action, suit or proceeding is brought against Mortgagee by reason of any such occurrence, Mortgagor, upon request of Mortgagee, shall, at Mortgagor's expense, resist and defend such action, suit or proceeding or cause the same to be resisted or defended by counsel designated by Mortgagor and approved by Mortgagee, which approval shall not be unreasonably withheld; provided, that Willkie, Farr & Gallagher is hereby approved by Mortgagee.

Section 5.20. TCHI Mortgages.

            (a) Mortgagor shall at all times fully perform and comply with all agreements, covenants, terms and conditions imposed upon or assumed by it as mortgagor under the TCHI Mortgages prior to the expiration of any notice and/or cure period provided in each such TCHI Mortgage. If a notice of default has been given by the holder of the TCHI Mortgages, Mortgagee may rely thereon and take any action Mortgagee deems necessary in its sole discretion to prevent or to cure any default by Mortgagor in the performance of or compliance with any of the agreements, covenants, terms or conditions imposed upon or assumed by Mortgagor as mortgagor (or assignee of the mortgagor) under the TCHI Mortgages even though the existence of such default or the nature thereof be questioned or denied by Mortgagor or by any party on behalf of Mortgagor. Without limiting the generality of Section 3.9, Mortgagor hereby expressly grants to Mortgagee, and agrees that Mortgagee shall have, the absolute and immediate right to enter in and upon the Premises or any part thereof to such extent and as often as Mortgagee, in its sole discretion, deems necessary or desirable for the purpose permitted by the immediately preceding sentence, subject only to applicable Legal Requirements. Without limiting Mortgagor's obligations or Mortgagee's rights set forth above or limiting Mortgagee's other remedies under this Mortgage, Mortgagee may (i) pay and expend such sums of money as Mortgagee in its sole discretion deems necessary or desirable for any such purpose and (ii) in its sole discretion prepay the TCHI Mortgages then in default, and Mortgagor hereby agrees to pay to Mortgagee immediately and without demand, all such sums referred to in (i) and (ii) above so paid and expended by Mortgagee, together with interest thereon from the date of each such payment at the highest rate of interest set forth in the Senior Partnership Note. All sums so paid and expended by Mortgagee and the interest thereon, shall be added to and be secured by the lien of this Mortgage.

            (b) Mortgagor further covenants and agrees:

                  (i) Mortgagor shall not, without first obtaining the consent of Mortgagee in each instance: (A) modify, replace or refinance the TCHI Mortgages if (x) the collateral securing the lien thereof would be increased thereby (other than after-acquired property required by the terms of the TCHI Mortgages to be encumbered thereby) or (y) such modification, replacement or refinancing violates any other provision of this Senior Note Mortgage or the Senior Note Indenture or (B) acquire or permit or suffer any Affiliate of Mortgagor to acquire the TCHI Mortgages or any Interest therein;

                  (ii) Mortgagor shall timely pay and perform all of the obligations to be paid or performed by the mortgagor under the TCHI Mortgages, the notes secured thereby and any other instrument evidencing or securing the indebtedness owing to any holder of the TCHI Mortgages;

                  (iii) at any time and from time to time, Mortgagor shall upon request of Mortgagee promptly use its reasonable efforts to obtain an estoppel certificate or letter addressed to Mortgagee from the holder of the TCHI Mortgages, such certificate or letter to be in such form as Mortgagee shall reasonably request;

                  (iv) Mortgagor shall promptly give to Mortgagee copies of (A) all notices of default or (B) any other notice or communication with respect to events which relate to the possible impairment of the security of this Mortgage, which Mortgagor shall give or receive under the TCHI Mortgages and shall promptly notify Mortgagee of any default under the TCHI Mortgages on the part of Mortgagor.

                [Remainder of this Page Intentionally Left Blank]

            IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duty executed and attested, all as of the day and year first above written.

                                    TRUMP'S CASTLE ASSOCIATES, L.P., a
                                    New Jersey limited partnership

                                    By:   Trump's Castle Hotel & Casino,
                                          Inc., its general partner

Witness: /s/ Carol Leslie           By: /s/ Nicholas L. Ribis
         -------------------            -------------------------------------
         Carol Leslie                   Name:  Nicholas L. Ribis
                                        Title: President and Chief Executive
                                               Officer

                                    TRUMP'S CASTLE FUNDING, INC., a
                                    New Jersey Corporation

Witness: /s/ Carol Leslie           By: /s/ Nicholas L. Ribis
         -------------------            -------------------------------------
         Carol Leslie                   Name:  Nicholas L. Ribis
                                        Title: President and Chief Executive
                                               Officer

STATE OF NEW YORK       )
                        )ss.:
COUNTY OF NEW YORK      )

            BE IT REMEMBERED, that on this 15th day of April, 1998, before me the subscriber, a Notary Public of the State of New York, personally appeared NICHOLAS L. RIBIS, the President and Chief Executive Officer of TRUMP'S CASTLE HOTEL & CASINO, INC., the general partner of TRUMP'S CASTLE ASSOCIATES, L.P., who I am satisfied is the person who executed the within instrument and he acknowledged that he signed and delivered the same as such officer on behalf of such entity and that the within instrument is the voluntary act and deed of said corporation made by virtue of the authority of its board of directors.

/s/ Marcus Chioffi
--------------------------------------
Notary Public of the State of New York
My Commission Expires:

(NOTARIAL SEAL)

STATE OF NEW YORK       )
                        )ss.:
COUNTY OF NEW YORK      )

            BE IT REMEMBERED, that on this 15th day of April, 1998, before me the subscriber, a Notary Public of the State of New York, personally appeared NICHOLAS L. RIBIS, the President and Chief Executive Officer of TRUMP'S CASTLE FUNDING, INC., who I am satisfied is the person who executed the within instrument and he acknowledged that he signed and delivered the same as such officer on behalf of such entity and that the within instrument is the voluntary act and deed of said corporation made by virtue of the authority of its board of directors.

/s/ Marcus Chioffi
--------------------------------------
Notary Public of the State of New York
My Commission Expires:

(NOTARIAL SEAL)

                  Consent of U.S. Bank National Association

The undersigned, being the mortgagee under that certain Indenture of Mortgage and Security Agreement from Trump's Castle Associates to Trump's Castle Funding, Inc. dated as of December 28, 1993 and recorded in the Atlantic County Registry of Deeds in Mortgage Book 5238, Page 1, the mortgagee's interest in which was assigned to First Bank National Association, now known as U.S. Bank National Association, by a certain Senior Assignment Agreement dated as of December 28, 1993 and recorded in the Atlantic County Registry of Deeds in Assignment Book 651, Page 160 (the "Subordinate Associates Mortgage") hereby consents to and acknowledges the provisions of the foregoing Senior Note Mortgage and hereby subordinates the lien created by the Subordinate Associates Mortgage to this Senior Note Mortgage.

                              U.S. BANK NATIONAL ASSOCIATION, a national
                               banking association

                              By: /s/ Richard H. Prokosch
                                  ----------------------------------
                                  Name:  Richard M. Prokosh
                                  Title: Assistant Vice President

STATE OF NEW YORK       )
                        )ss.:
COUNTY OF NEW YORK      )

            BE IT REMEMBERED, that on this 17th day of April, 1998, before me the subscriber, a Notary Public of the State of New York, personally appeared RICHARD H. PROKOSCH, an Assistant Vice President of U.S. BANK NATIONAL ASSOCIATION, a national banking association, who, I am satisfied, is the person who executed the within instrument and he acknowledged that he signed and delivered the same as such officer on behalf of such association and that the within instrument is the voluntary act and deed of said association made by virtue of the authority of its board of directors.

/s/ Reese M. Heitner
--------------------------------------
Notary Public of the State of New York
My Commission Expires:

(NOTARIAL SEAL)

                  Consent of U.S. Bank National Association

            The undersigned, being the mortgagee under that certain Indenture of Mortgage and Security Agreement from Trump's Castle Associates to First Bank National Association, now known as U.S. Bank National Association, dated as of December 28, 1993 and recorded in the Atlantic County Registry of Deeds in Mortgage Book 5239, Page 1 (the "Subordinate Mortgage") hereby consents to and acknowledges the provisions of the foregoing Senior Note Mortgage and hereby subordinates the lien created by the Subordinate Mortgage to this Senior Note Mortgage.

                              U.S. BANK NATIONAL ASSOCIATION, a national
                               banking association

                              By: /s/ Richard H. Prokosch
                                  ----------------------------------
                                  Name:  Richard H. Prokosh
                                  Title:  Assistant Vice President

STATE OF NEW YORK       )
                        )ss.:
COUNTY OF NEW YORK      )

            BE IT REMEMBERED, that on this 17th day of April, 1998, before me the subscriber, a Notary Public of the State of New York, personally appeared RICHARD H. PROKOSCH, an Assistant Vice President of U.S. BANK NATIONAL ASSOCIATION, a national banking association, who, I am satisfied, is the person who executed the within instrument and he acknowledged that he signed and delivered the same as such officer on behalf of such association and that the within instrument is the voluntary act and deed of said association made by virtue of the authority of its board of directors.

/s/ Reese M. Heitner
--------------------------------------
Notary Public of the State of New York
My Commission Expires:

(NOTARIAL SEAL)

                                   SCHEDULE 1

                                   OWNED LAND

All the real property located in the City of Atlantic City, County of Atlantic, and State of New Jersey and more particularly described as follows:

CASINO-HOTEL PARCEL

All that certain real property hereinafter particularly described situate, lying and being in the City of Atlantic City, County of Atlantic and State of New Jersey.

BEGINNING at the point of intersection of the northwesterly line of Huron Avenue (100 feet wide) and the northeasterly line of the Atlantic Brigantine Boulevard, said Boulevard also known as State Highway Route 87, and extending; thence

            1. North 45 degrees 50 minutes 06 seconds West, in and along the Atlantic-Brigantine Boulevard, 56.63 feet; thence

            2. North 19 degrees 16 minutes 38 seconds East, still in and along said Boulevard, 81.94 feet to a point of curve; thence

            3. Curving to the right in the arc of a circle having a radius of
783.00 feet, the arc length of 72.815 feet to a point of reverse curve; thence

            4. Curving to the left in the arc of a circle having a radius of
837.00 feet, the arc length of 77.836 feet to another point of reverse curve; thence

            5. Curving to the right in the arc of a circle having a radius of 2946.00 feet; the arc length of 1017.42 feet to a point; thence

            6. North 44 degrees 34 minutes 15 seconds East, 135.02 feet to a point of curve; thence

            7. Curving to the right in the arc of a circle having a radius of 2936.00 feet, the arc length of 105.48 feet to a point; thence

            8. South 27 degrees 28 minutes 00 seconds East, at right angles to Huron Avenue 842.02 feet to the northwesterly line of Huron Avenue; thence

            9. South 62 degrees 32 minutes 00 seconds West, in and along the northwesterly line of Huron Avenue, 1229.40 feet to the point and place of BEGINNING.


                                       1-1

EXCEPTING THEREOUT AND THEREFROM the property which was conveyed to the State of New Jersey by the Deeds recorded in Deed Book 3980 page 180 and in Deed Book 4031 page 299.

BEING ALSO KNOWN AND DESIGNATED as Lot 9 in Block H-19 on the Official Tax Map of the City of Atlantic City.

PARKING FACILITIES PARCEL

BEGINNING at a point in Beach Thorofare at the easterly corner of the parcel of lands containing an area of 6.199 acres more or less which was conveyed by the West Jersey and Seashore Railroad Company to the Press Union Publishing Company by deed dated January 9, 1940, and recorded January 17, 1940 in Deed Book 1099 page 420, said beginning point being South 24 degrees 54 minutes 00 seconds West, a distance of 100.16 feet from a monument set in the southeasterly line of Absecon Boulevard (also known as U.S. Route 30) (190 feet wide), and extending from said beginning point; thence,

(1) In Beach Thorofare, South 24 degrees 54 minutes 00 seconds West, a distance of 259.81 feet to a point; thence

(2) Continuing in and along same, South 44 degrees 54 minutes 00 seconds West, a distance of 445.50 feet to a point; thence,

(3) Continuing in and along same, South 72 degrees 24 minutes 00 seconds West, a distance of 224.40 feet to a point; thence

(4) Continuing in and along same, North 68 degrees 21 minutes 00 seconds West, a distance of 478.50 feet to a point; thence

(5) Continuing in and along same, North 76 degrees 06 minutes 00 seconds West, a distance of 363.00 feet to a point; thence

(6) Continuing in and along same, South 82 degrees 39 minutes 00 seconds West, a distance of 429.00 feet to a point; thence,

(7) Continuing in and along same, North 17 degrees 59 minutes 20 seconds East, a distance of 320.65 feet to a point located in the approximate high water line of Beach Thorofare, said point also being a corner of lands now or formerly in Daniel Adams, et al., as recorded in Deed Book CC Page 272; thence,

(8) North 39 degrees 01 minutes 00 seconds West, leaving Beach Thorofare, in and along the line of lands now or formerly of Daniel Adams, et al., a distance of 1089.00 feet to a point in the southeasterly line of lands now or formerly of Lot 307 in Block 201 as shown on the current Official Tax Map for the City of Atlantic City, said point also being a corner to lands


                                      1-2
      now or formerly of Daniel Adams, et al.; thence,

(9) North 57 degrees 59 minutes 00 seconds East, in and along the said lands, a distance of 1113.19 feet to a point in the aforesaid southwesterly line of Absecon Boulevard; thence,

(10) South 22 degrees 46 minutes 10 seconds East, in and along same, a distance of 185.42 feet to a point of curve; thence,

(11) Southeastwardly, in and along same and in the arc of a circle curving to the left having a radius of 1527.69 feet the arc length of 213.90 feet to a point in the northwesterly line of Lot 230 in said Block 201; thence,

(12) South 09 degrees 08 minutes 24 seconds East, in the southwesterly line of Absecon Boulevard, a distance of 87.75 feet to a point of curve; thence

(13) Curving to the left along the line of Absecon Boulevard, in the arc of a circle having a radius of 332.00 feet, the arc length of 201.61 feet to a point of tangent; thence

(14) South 43 degrees 56 minutes 03 seconds East, continuing in and along the southwesterly line of Absecon Boulevard, a distance of 128.55 feet to a point; thence

(15) South 82 degrees 36 minutes 59 seconds East, continuing in and along the said southwesterly line of Absecon Boulevard, a distance of 10.00 feet to a point; thence

(16) Curving to the right along the line of Absecon Boulevard, in the arc of a circle having a radius of 70.00 feet, the arc length of 47.26 feet to a point of tangent; thence

(17) North 46 degrees 03 minutes 57 seconds East, along the line of Absecon Boulevard, a distance of 20.81 feet to a point which is radially distant
      95.00 feet from the centerline of Absecon Boulevard (190' wide) at station 335+98.63 feet; thence

(18) Curving to the left in the Southwesterly line of Absecon Boulevard in the arc of a circle having a radius of 1527.69 feet, the arc length of 70.33 feet to the northwesterly line of Lot 230 in said Block 201; thence

(19) South 41 degrees 59 minutes 00 seconds West, in and along same, a distance of 125.00 feet to the extreme westerly corner of said Lot 230; thence

(20) Southeastwardly, in and along the southwesterly line of same, concentric with Absecon Boulevard, in the arc of a circle curving to the left, having a radius of 1652.69 feet, the arc length of 324.55 feet to the extreme southeasterly corner of said Lot 230; thence

(21) North 30 degrees 43 minutes 55 seconds East, in and along the southeasterly line of same, a


                                      1-3
      distance of 125.00 feet to a point in the aforesaid southwesterly line of Absecon Boulevard; thence

(22) Southeastwardly, in and along same and in the arc of a circle curving to the left, having a radius of 1527.69 feet, the arc length of 245.58 feet to a point of tangency; thence

(23) South 68 degrees 22 minutes 10 seconds East, in and along same, a distance of 50.00 feet to a point in the westerly line of the previously mentioned 6.199+/- acre parcel, also being the northwesterly line of Lot 150 in said Block 201; thence

(24) South 21 degrees 38 minutes 00 seconds West, in and along same, a distance of 100.00 feet to a corner in said Lot 150; thence

(25) Continuing in and along same, North 68 degrees 22 minutes 10 seconds west, a distance of 94.75 feet to a corner; thence

(26) Continuing in and along same, South 27 degrees 48 minutes 00 seconds West, a distance of 89.04 feet to a corner; thence

(27) Continuing in and along same, South 54 degrees 39 minutes 00 seconds West, a distance of 65.88 feet to a corner; thence

(28) Continuing in and along same, South 71 degrees 53 minutes 00 seconds West, a distance of 201.55 feet to a corner; thence

(29) Continuing in and along same, South 51 degrees 29 minutes 00 seconds east, a distance of 172.09 feet to a corner; thence

(30) Continuing in and along same, South 25 degrees 20 minutes 00 seconds east, a distance of 216.73 feet to a corner; thence

(31) Continuing in and along same and crossing the aforesaid high water line of Beach Thorofare, South 84 degrees 22 minutes 00 seconds East, a distance of 256.83 feet to a corner; thence

(32) Continuing in and along same, North 79 degrees 58 minutes 00 seconds East, a distance of 279.10 feet to a corner; thence

(33) Continuing in and along same, North 41 degrees 22 minutes 00 seconds cast, a distance of 266.39 feet to the point and place of BEGINNING.

BEING ALSO KNOWN AND DESIGNATED as Lot 231 in Book 201 on the Official Tax Map of the City of Atlantic City.


                                      1-4

(PEDESTRIAN BRIDGE)

Air rights, rights of way and easements including the right to construct, maintain and use a Pedestrian Bridge across Huron Avenue connecting the Casino-Hotel Parcel with the Farley State Marina Site contained in Ordinance No. 2 of 1988 and affecting the following described premises:

ALL that certain lot, tract, or parcel of land and premises situate, lying, and being in the City of Atlantic City, County of Atlantic, and State of New Jersey, bounded and described as follows:

BEGINNING at a point in the southerly line of Huron Avenue (100 feet wide), said point being distant 956.00' eastwardly from the easterly line of Maryland Avenue (65 feet wide), if same were extended northwardly, and extending from said beginning point; thence

(1) North 27 degrees 28 minutes 00 seconds West, crossing Huron Avenue, a distance of 100.00 feet to the northerly line of Huron Avenue; thence

(2) North 62 degrees 32 minutes 00 seconds East, in and along the northerly line of Huron Avenue, a distance of 30.00 feet; thence

(3) South 27 degrees 28 minutes 00 seconds East, crossing Huron Avenue, a distance of 100.00 feet to the southerly line of Huron Avenue; thence

(4) South 62 degrees 32 minutes 00 seconds West, in and along the southerly line of Huron Avenue, a distance of 30.00 feet to the point and place of BEGINNING.

BEING an area above the horizontal plane of Huron Avenue between the elevation of 25.00 M.S.L. datum and 50.00 M.S.L. datum.


                                      1-5

                                   SCHEDULE 2

                                   Leased Land

THE FARLEY STATE MARINA SITE

            Beginning at the southeasterly comer of Maryland Avenue (68.00 feet wide and Huron Avenue 100.00 feet wide) and extending from said beginning point; thence

(1) South 27 degrees 28 minutes 00 seconds East, in and along the easterly line of Maryland Avenue, a distance of 804.15 feet; thence

(2) North 62 degrees 32 minutes 00 seconds East, parallel with Huron Avenue, a distance of 200.00 feet; thence

(3) South 27 degrees 28 minutes 00 seconds East, parallel with Maryland Avenue, a distance of 1060.85 feet to a point distant 1745.00' northwardly at right angles from the northerly line of Mediterranean Avenue (60.00 feet wide), said point being in the fifth course as recited in the Riparian Grant from the State of New Jersey to the City of Atlantic City, dated March 15, 1920 and recorded in the Clerk's Office of Atlantic County in Book 632 of Deeds, Page 117, etc.; thence

(4) North 62 degrees 32 minutes 00 seconds East, parallel with Huron Avenue, and in and along said aforementioned Riparian Grant Line, a distance of 25.00 feet; thence

(5) North 27 degrees 28 minutes 00 seconds West, parallel with Maryland Avenue, and in and along said aforementioned Riparian Grant Line, a distance of 9.26 feet; thence

(6) North 09 degrees 01 minutes 00 seconds East, in and along said aforementioned Riparian Grant Line, a distance of 0.04 feet; thence

(7) North 02 degrees 18 minutes 00 seconds East, in and along said aforementioned Riparian Grant Line, a distance of 590.00 feet; thence

(8) North 62 degrees 32 minutes 00 seconds East, parallel with Huron Avenue, in and along said aforementioned Riparian Grant Line, a distance of 160.00 feet; thence

(9) North 41 degrees 39 minutes 00 seconds East, in and along said aforementioned Riparian Grant Line, a distance of 255.00 feet; thence


                                       2-1

(10) North 47 degrees 34 minutes 00 seconds East, in and along said aforementioned Riparian Grant Line, a distance of 285.00 feet; thence

(11) North 56 degrees 02 minutes 00 seconds East, in and along said aforementioned Riparian Grant Line, a distance of 360.80' to a point distant 1550.00 feet eastwardly at right angles from the easterly line of Maryland Avenue; thence

(12) North 27 degrees 28 minutes 00 seconds West, parallel with Maryland Avenue, a distance of 568.21 feet; thence

(13) North 62 degrees 32 minutes 00 seconds East, parallel with Huron Avenue, a distance of 200.00 feet to the westerly line of Rhode Island Avenue (50.00 feet wide); thence

(14) North 27 degrees 28 minutes 00 seconds West, in and along the westerly line of Rhode Island Avenue, a distance of 570.00 feet to the southerly line of Huron Avenue; thence

(15) South 62 degrees 32 minutes 00 seconds West, in and along the southerly line of Huron Avenue, a distance of 1750.00 feet to the point and place of BEGINNING.

EXCEPTING THEREOUT AND THEREFROM the following parcel of land described as:

MARINE POLICE BUILDING PARCEL

BEGINNING at a point in the westerly line of Rhode Island Avenue (50.00 feet wide), said point being distant 570.00 feet south of the southerly line of Huron Avenue (100.00 feet wide) and extending; thence

1. South 62 degrees 32 minutes 00 seconds West, parallel with Huron Avenue, and in and along the division line between Lot 10 and Lot 11 in Block B-4 as shown on the current taxing plan of the City of Atlantic City, a distance of 97.97 feet; thence

2. North 27 degrees 28 minutes 00 seconds West, parallel with Rhode Island Avenue, a distance of 179.00 feet; thence

3. North 62 degrees 32 minutes 00 seconds East, parallel with Huron Avenue, a distance of 97.97 feet to the Westerly line of Rhode Island Avenue; thence

4. South 27 degrees 28 minutes 00 seconds East, in and along the westerly line of Rhode Island Avenue, a distance of 179.00 feet to the point and place of BEGINNING.

ALSO EXCEPTING THEREON AND THEREFROM such land and improvements being referred to as the 7 berths on K dock, for use of the Marina Law Enforcement Bureau as further described in


                                      2-2
the Lease referred to in a Short Form Memorandum of Lease recorded in Deed Book 5365, Page 221, and further shown on survey by Arthur W. Ponzio Co. & Assoc., Inc., dated December 28, 1993 and bearing Job No. 18488.

BEING ALSO KNOWN AND DESIGNATED as part of Lot 11 in Block B-4 as shown on the Official Tax Map of Atlantic City, New Jersey.


                                      2-3

                                   SCHEDULE 3

                              Existing Encumbrances

            1. All matters disclosed in Schedule B and D of the Pro Forma Title Insurance Policies issued as of the date hereof by Chicago Title Insurance Company (Numbers 31-131-107-03894 and 31-131-107-03909), First American Title Insurance Company (Numbers 252242 and 255354) and Commonwealth Land Title Insurance Company (Numbers L980366 and L980366A);

            2. All matters disclosed in Schedule C of the Pro Forma Title Insurance Policies issued as of the date hereof by Chicago Title Insurance Company (Numbers 31-131-107-03894 and 31-131-107-03909), First American Title Insurance Company (Numbers 252242 and 255354) and Commonwealth Land Title Insurance Company (Numbers L980366 and L980366A);

            3. All UCC-1 Financing Statements naming Trump's Castle Associates, L.P., as debtor, and filed prior to April 17, 1998, other than those filed in favor of (i) Midlantic National Bank, (ii) PNC Bank, N.A., or (iii) First Bank National Association, as Trustee, under the previously existing Senior Notes;

            4. Judgment Number CV-02371-93, entered on September 18, 1997 and Judgment Number DJ-426844-97, entered on October 20, 1997, both in favor of Amplicon, Inc.;

            5. UCC-1 Financing Statement Number 0018501, filed August 14, 1995, naming Somerset Ice Co. Inc., as Debtor, and NatWest Bank, N.A., as Secured Party;

            6. UCC-1 Financing Statement Number 0017919, filed May 19, 1995, in favor of Madison Leasing Co., Inc., as Secured Party, and United Jersey Bank, as Assignee;

            7. UCC-1 Financing Statement Number 0017931, filed May 22, 1995, in favor of Madison Leasing Co., Inc., as Secured Party, and NatWest, as Assignee;

            8. UCC-1 Financing Statement Number 0017932 filed May 22, 1995, in favor of Madison Leasing Co., Inc., as Secured Party, and Valley National Bank, as Assignee;

            9. UCC-1 Financing Statement Number 0017933, filed May 22, 1995, in favor of Madison Leasing Co., Inc., as Secured Party, and Bank of New York, as Assignee;

            10. Account balances due to Atlantic City Municipal Utilities Authority for the properties through April 17, 1998.


                                      3-1

                                   SCHEDULE 4

                             FORM OF NON-DISTURBANCE
                            AND ATTORNMENT AGREEMENT

            THIS AGREEMENT, made as of the _____ day of ________ by and between U.S. Bank National Association (hereinafter called "Mortgagee") having an office at 180 Fifth Street, St. Paul, Minnesota 55101 and ____________________________
a corporation having an office at _____________________________ (hereinafter called "Tenant").

                             W I T N E S S E T H:

            WHEREAS, Mortgagee is the mortgagee under that certain Indenture of Mortgage dated April 17, 1998 (said mortgage, as it may be amended, increased, renewed, modified, consolidated, replaced, combined, substituted, severed, split, spread or extended, being hereinafter referred to as the "Mortgage") between Trump's Castle Funding, Inc. ("Funding") and Trump's Castle Associates, L.P. (the "Partnership") which encumbers Trump Marina Hotel Casino and certain other real property located in Atlantic City, New Jersey, more particularly described in Exhibit A hereto. Funding assigned all of its right, title and interest in the Mortgage to U.S. Bank National Association, as Trustee under that certain Indenture dated as of April 17, 1998 by and between Mortgagee, Funding and the Partnership, pursuant to a Senior TCHI Assignment Agreement dated as of April 17, 1998; and

            WHEREAS, Tenant has entered into a certain agreement of lease dated __________ [as amended by agreements dated __________ and __________] and as it may be hereafter amended from time to time (the "Lease") covering (the "Demised Premises").

            NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

            1. Tenant covenants and agrees that the Lease now is and shall at all times continue to be subject and subordinate in each and every respect to the Mortgage. Tenant, upon request, shall execute and deliver any certificate or other instrument which the Mortgagee may reasonably request to confirm said subordination by Tenant.

            2. Tenant certifies that the Lease is presently in full force and effect and unmodified and no base rent payable thereunder has been paid more than one (1) Year in advance of its due date, and that no default exists under the Lease which has continued beyond the expiration of any applicable grace period.


                                      4-1

            3. As long as Tenant is in compliance with the terms of this Agreement and no default exists under the Lease which has continued beyond the expiration of any applicable grace period, Mortgagee shall not name Tenant as a party defendant to any action for foreclosure or other enforcement thereof (unless required by law), nor shall the Lease be terminated by mortgagee in connection with, or by reason of, foreclosure or other proceedings for the enforcement of the Mortgage, or by reason of a transfer of the landlord's interest under the Lease pursuant to the taking of a deed in lieu of foreclosure (or similar device), nor shall Tenant's use or possession of the Demised Premises be interfered with by Mortgagee, unless the holder of the landlord's interest under the Lease (the "Landlord") would have had such right if the Mortgage had not been made, except that the person acquiring, or succeeding to the interests of the Landlord as a result of any such action or proceeding, and such person's successors and assigns (any of the foregoing being hereinafter referred to as the "Successor"), shall not be:

            (a) subject to any credits, offsets, defenses or claims which Tenant might have against any prior landlord; nor

            (b) bound by any base rent which Tenant might have paid for more than the current month to any prior landlord, unless such prepayment shall have been made with Mortgagee's prior written consent; nor

            (c) liable for any act or omission of any prior landlord; nor

            (d) bound by any covenant to undertake or complete any improvement to the Demised Premises or the building forming a part of the Property; nor

            (e) be required to account for any security deposit other than any security deposit actually delivered to the Successor; nor

            (f) liable for any payment to Tenant of any sums, or the granting to Tenant of any credit, in the nature of a contribution towards the cost of preparing, furnishing or moving into the Demised Premises or any portion thereof.

            4. if the interest of the Landlord under the Lease shall be referred by reason of foreclosure or other proceedings for enforcement of the Mortgage or pursuant to a taking of a deed in lieu of foreclosure (or similar device), Tenant shall be bound to the Successor, and, except as provided in this Agreement, the Successor shall be bound to Tenant, under all of the terms, covenants and conditions of the Lease for the balance of the term thereof remaining, with the same force and effect as if the Successor were the Landlord, and Tenant does hereby (i) agree to attorn to the Successor, including Mortgagee if it be the Successor, as its landlord, (ii) affirm its obligations under the Lease, and (iii) agree to make payments of all sums due under the Lease to the Successor, said attornment, affirmation and agreement to be effective and self-operative without the execution of any further instruments, upon the Successor succeeding to the interest to the Landlord under the Lease. Tenant waives the provisions of any statute or rule of law now or hereafter in effect that may


                                      4-2
            give or purport to give it any right or election to terminate or otherwise adversely affect the Lease or the obligations of Tenant thereunder by reason of any foreclosure or similar proceeding.

            5. This Agreement may not be modified except by an agreement in writing signed by the parties or their respective successors in interest. This Agreement shall inure to the benefit of and be binding upon the parties hereto, their respective heirs, representatives, successors and assigns.

            6. Nothing contained in this Agreement shall in any way impair or affect the lien created by the Mortgage except as specifically set forth herein.

            7. The Tenant agrees that this Agreement satisfies any condition or requirement in the Lease relating to the granting of a non-disturbance agreement by Mortgagee. Tenant further agrees that in the event there is any inconsistency between the terms and provisions hereof and the terms and provisions of the Lease dealing with non-disturbance by Mortgagee, the terms and provisions hereof shall be controlling.

            8. All notices, demands or requests made pursuant to, under, or by virtue of this Agreement must be in writing and mailed to the party whom the notice, demand or request is being made by certified or registered mail, return receipt requested, at its address set forth above. Any party may change the place that notices and demands are to be sent by written notice delivered in accordance with this Agreement.

            9. This Agreement shall be governed by the laws of the State of New Jersey. If any term of this Agreement or the application thereof to any person or circumstances shall to any extent be invalid or unenforceable, the remainder of this Agreement or the application of such term to any person or circumstances other than those as to which it is invalid or unenforceable shall not be affected thereby, and each term of this Agreement shall be valid and enforceable to the fullest extent permitted by law.


                                      4-3

            IN WITNESS WHEREOF, the parties hereto have hereunto caused this Agreement to be duly executed as of the day and year first above written.

                                    MORTGAGEE

                                    By:_____________________________


                                    TENANT

                                    By:_____________________________


[Acknowledgments]


                                      4-4